Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-270678

PROSPECTUS SUPPLEMENT

(to prospectus dated April 10, 2023)

Subscription Rights to Purchase Up to 2,222,222 Shares of Common Stock at $45.00 Per Share

Distribution Solutions Group, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), is distributing at no charge to the holders of our common stock, par value $1.00 per share (“common stock”) as of the close of business, on May 1, 2023 (the “Record Date”), the subscription rights to purchase up to 2,222,222 shares of common stock at $45.00 per share (the “subscription price”) for an aggregate rights offering value of up to $100 million (the “rights offering”). Each stockholder will receive one subscription right for each share of our common stock owned as of the Record Date. Each subscription right entitles the holder of the subscription rights to purchase 0.105 shares of common stock at the subscription price (the “subscription rate”). We will not issue any fractional shares of common stock in the rights offering. The subscription rights are transferable and, therefore, you may sell, transfer, assign or give away your subscription rights to anyone. However, the subscription rights will not be listed for trading on any stock exchange or market. Therefore, there will be no public market for the subscription rights. If you or your transferee fully exercise your subscription right and other stockholders do not fully exercise their subscription rights, you will have an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the Expiration Date (defined below).

The purpose of the rights offering is to raise equity capital in a process that provides all of our existing stockholders the opportunity to participate on a pro rata basis. The net proceeds will be used for general corporate purposes and to fund, in combination with our committed credit facility, the acquisition of all of the issued and outstanding capital stock of HIS Company, Inc., a Texas corporation (“Hisco”), pursuant to a Stock Purchase Agreement (the “Hisco Purchase Agreement”) dated as of March 30, 2023 by and among the Company, Hisco, GreatBanc Trust Company, as trustee of the HIS Company, Inc. Employee Stock Ownership Trust and Ellis Moseley, solely in his capacity as the representative of HIS Company, Inc. Employee Stock Ownership Trust.

The subscription rights will be distributed and exercisable beginning on the date hereof. The subscription rights will expire and will have no value if they are not exercised prior to the expiration date of the rights offering, which is currently expected to be 5:00 p.m. Eastern Time, on May 30, 2023 (the “Expiration Date”), unless we, in our sole discretion, extend the period for exercising the subscription rights. We will extend the duration of the rights offering as required by applicable law and may choose to extend the rights offering if we decide that changes in the market price of our common stock warrant an extension or if we decide that the degree of participation in the rights offering by holders of our common stock is less than the level we desire. You should carefully consider whether or not to exercise your subscription rights before the Expiration Date. We reserve the right to cancel the rights offering at any time before the Expiration Date, for any reason.

Luther King Capital Management Corporation and its affiliates, including J. Bryan King, our Chairman, President and Chief Executive Officer (collectively, the “LKCM Affiliates”), beneficially own approximately 77% of our common stock outstanding prior to the rights offering. The LKCM Affiliates have indicated that they intend to participate, directly or through their affiliates, in the rights offering and fully subscribe to the shares of common stock corresponding to their subscription rights. The LKCM Affiliates have also indicated that they intend to fully exercise their over-subscription rights to purchase their proportion of the underlying securities related to the rights offering that remain unsubscribed at the Expiration Date.

There is no minimum number of shares of common stock that we must sell in order to complete the rights offering. If you or your transferee exercise your subscription rights in full, you will have an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the Expiration Date, subject to the availability and allocation of shares of common stock among stockholders exercising their over-subscription rights as further described in this prospectus supplement. Stockholders who do not participate in the rights offering will continue to own the same number of shares, but will own after the rights offering a smaller percentage of the total shares outstanding to the extent that other stockholders participate in the rights offering. Subscription rights that are not exercised before the Expiration Date will expire and have no value.

We are distributing the subscription rights and offering the underlying securities directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. Computershare Inc., a Delaware corporation, and its fully owned subsidiary Computershare Trust Company, N.A., a national banking association, are acting as the subscription agent for the rights offering. Computershare is also transfer agent and registrar for our common stock. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) of the Nasdaq Stock Market LLC under the symbol “DSGR.” On May 8, 2023, the last reported sale price for our common stock on the Nasdaq was $47.82 per share.

Investing in our securities involves risks. You should carefully review and consider the information contained in this prospectus supplement, including the risk factors beginning on page S-29 of this prospectus supplement, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus supplement before exercising your subscription rights. See “Where You Can Find More Information” beginning on page S-41. Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 9, 2023

Prospectus Supplement

Prospectus

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements.

Forward-looking statements do not relate to historical or current facts and are only predictions and reflect the views of the Company as of the date they are made with respect to future events and financial performance. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Company gives no assurance that any goal set forth in forward-looking statements can be achieved and cautions readers not to place undue reliance on such statements, which speak only as of the date made. These statements are based on the Company’s management’s current expectations, intentions or beliefs and are subject to assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the Company’s business, financial condition and results of operations include, but are not limited to, the following:

•	the use of proceeds from the rights offering contemplated by this prospectus supplement;

•	unanticipated difficulties or expenditures relating to the Hisco Acquisition (as defined below);

•	the failure to complete the Hisco Acquisition on the proposed terms or anticipated timeline;

•	the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Hisco Purchase Agreement;

•	difficulties integrating the business operations of the Company and Hisco, which may result in the combined company not operating as effectively and efficiently as expected;

•	the Company’s ability to achieve the synergies contemplated with respect to the Hisco Acquisition;

•	the failure to retain key management and employees of Hisco and its subsidiaries;

•	unfavorable reactions to the Hisco Acquisition from customers, competitors, suppliers and employees;

•	the possibility that certain assumptions with respect to Hisco’s business or the Hisco Acquisition could prove to be inaccurate;

•	inventory obsolescence;

•	work stoppages and other disruptions at transportation centers or shipping ports;

•	TestEquity Acquisition, LLC’s reliance on a significant supplier for a significant amount of its product inventory;

•	changes in our customers, product mix and pricing strategy;

•	disruptions of our information and communication systems;

•	cyber-attacks or other information security incidents;

•	the inability to successfully recruit, integrate and retain productive sales representatives;

•

any difficulties in integrating the business operations of TestEquity Acquisition, LLC and 301 HW Opus Holdings, Inc., which conducts business as Gexpro Services, with our legacy operations as Lawson Products, Inc., and/or the failure to successfully combine those operations within our expected timetable;

•	failure to retain talented employees, managers and executives;

•	the inability of management to successfully implement changes in operating processes;

•	the inability to successfully integrate additional acquisitions into our organization;

•	competition in the markets in which we operate;

•	potential impairment charges for goodwill and other intangible assets;

•	changes that affect governmental and other tax-supported entities;

•	our significant amount of indebtedness;

•	failure to adequately fund our operating and working capital needs through cash generated from operations and borrowings available under our credit facility;

•	failure to meet the covenant requirements of our credit facility;

•	government efforts to combat inflation, along with other interest rate pressures, could lead to higher financing costs;

•	declines in the market price of our common stock;

•	the LKCM Affiliates’ significant influence over the Company in light of their ownership percentage;

•	violations of environmental protection regulations;

•	changes in tax matters;

•

risks arising from the international operations of TestEquity Acquisition, LLC and 301 HW Opus Holdings, Inc., which conducts business as Gexpro Services, subjecting us to new and additional legal and regulatory regimes;

•

potential limitations on our ability to use our net operating losses and certain other tax attributes generated prior to (i) the merger consummated pursuant to the Agreement and Plan of Merger by and among LKCM TE Investors, LLC, Test Equity Acquisition, LLC, the Company and Tide Sub LLC, (the “TestEquity Merger”) and (ii) the merger consummated pursuant to the Agreement and Plan of Merger by and among 301 HW Opus Investors, LLC, 301 HW Opus Holdings, Inc., the Company and Gulf Sub, Inc. (the “Gexpro Services Merger” and, together with the TestEquity Merger, the “Mergers”);

•	public health emergencies, such as the COVID-19 pandemic;

•	business uncertainties as a result of the Mergers;

•	stockholder litigation relating to the Mergers;

•

TestEquity Acquisition, LLC and 301 HW Opus Holdings, Inc., which conducts business as Gexpro Services, may not have in place the financial organization, reporting and internal controls necessary for a public company;

•	a downturn in the economy or in certain sectors of the economy;

•	changes in energy costs, tariffs, transportation costs and the cost of raw materials used in our products, and other inflationary pressures;

•	supply chain constraints, inflationary pressure and labor shortages;

•	foreign currency exchange rate changes; and

•

all other factors discussed in the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 31, 2023.

In addition to the factors identified herein, certain risks associated with the Company’s business are also discussed from time to time in the reports the Company files with the Commission. The information contained in this prospectus supplement is as of the date indicated above. The Company assumes no obligation to update any forward-looking statements contained in this prospectus supplement and the accompanying prospectus as a result of new information or future events or developments, except to the extent required by law.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement provides the terms of the rights offering and supplements the accompanying prospectus, dated April 10, 2023 as part of a registration statement on Form S-3. The accompanying prospectus contains more general information about us and the securities we may offer from time to time, some of which do not apply to the rights offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

You should only rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in connection with the rights offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us.

You should read the entire prospectus, prospectus supplement and the documents incorporated by reference therein and herein, together with additional information from the sources described under the “Where You Can Find More Information” section, before making an investment decision. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof, as applicable. You should assume that the information appearing in this prospectus supplement, or any document incorporated by reference, is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You should read the detailed information regarding us, our securities and our financial statements and the notes to those statements appearing elsewhere in this prospectus supplement, the accompanying prospectus or incorporated herein by reference.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about, and to observe any restrictions as to, the rights offering and the distribution of this prospectus supplement applicable to those jurisdictions.

SUMMARY OF THE TERMS OF THE RIGHTS OFFERING

This summary description about us, our business and the rights offering highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.

Company Overview

The Company, formerly Lawson Products, Inc., was incorporated in Illinois in 1952, and reincorporated in Delaware in 1982. It changed its corporate name from “Lawson Products, Inc.” to “Distribution Solutions Group, Inc.” on May 5, 2022. The Company is a global specialty distribution company providing value added distribution solutions to the maintenance, repair and operations, original equipment manufacturer and industrial technology markets.

The Company has three principal operating companies: Lawson Products, Inc., TestEquity Acquisition, LLC and 301 HW Opus Holdings, Inc., conducting business as Gexpro Services. Their complementary distribution operations were combined on April 1, 2022 to create a specialty distribution company. Through its collective businesses, the Company is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support, and fast, reliable delivery to be a one-stop solution provider. The Company serves approximately 110,000 distinct customers in several diverse end markets supported by approximately 3,100 dedicated employees and strong vendor partnerships. The Company ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East. For more information, see “Our Business” section of the accompanying prospectus.

Recent Developments

On March 30, 2023, the Company entered into a Stock Purchase Agreement (the “Hisco Purchase Agreement”) with HIS Company, Inc., a Texas corporation (“Hisco”), GreatBanc Trust Company, not in its corporate capacity, but solely in its capacity as trustee (the “Trustee”) of the HIS Company, Inc. Employee Stock Ownership Trust (“Seller”) and Ellis Moseley, solely in his capacity as the representative of HIS Company, Inc. Employee Stock Ownership Trust (“Seller Representative”). Pursuant to the Hisco Purchase Agreement, the Company has agreed to acquire all of the issued and outstanding capital stock of Hisco from Seller in exchange for a closing payment equal to $269,100,000 with a potential additional earnout payment of up to $12,600,000, subject to certain adjustments and the satisfaction of the conditions contained in the Hisco Purchase Agreement (the “Hisco Acquisition”).

Terms of the Rights Offering

Issuer	Distribution Solutions Group, Inc. (Nasdaq: DSGR)

Securities Offered

We are distributing to you, at no charge, one transferable subscription right to purchase 0.105 shares of our common stock at the subscription price for every one share of our common stock that you owned as of Record Date, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. Subscription rights will be rounded down to the nearest whole number and, accordingly, no fractional subscription rights will be issued.

The shares of common stock sold in the rights offering will be issued only in book-entry form. The subscription rights are transferable but will not trade as a separate security on any trading market.

Subscription Rights	Each subscription right will entitle the holder to purchase 0.105 shares of common stock at the subscription price, which shall be paid in cash.

Over-Subscription Rights

If you or your transferee fully exercise your subscription right and other stockholders do not fully exercise their subscription rights, you will have an over-subscription right that entitles you to purchase, at the same subscription price, additional shares of common stock that remain unsubscribed at the Expiration Date. If an insufficient number of shares of common stock are available to fully satisfy all over-subscription right requests, the available shares of common stock issuable will be distributed proportionately among rights holders who exercise their over-subscription right, based on the number of shares each rights holder subscribed for under the subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

Subscription Price

The subscription price per share of common stock will be $45.00, as determined by our board of directors, with the advice and input of management and Piper Sandler & Co. as financial advisor. To be effective, any payment related to the exercise of a subscription right must clear prior to the Expiration Date.

Record Date	The close of business on May 1, 2023.

Expiration Date	The rights offering will expire at 5:00 p.m., Eastern Time, on May 30, 2023, subject to extension or earlier termination.

Amendment, Extension and Termination

We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. The board of directors, in its sole discretion, reserves the right to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the Expiration Date for any reason, in which event all funds received in connection with the rights offering will be returned without interest or deduction to those persons who exercised their subscription rights.

No Fractional Shares	We will not sell fractional shares of common stock but rather will round down the aggregate number of shares of common stock you are entitled to receive to the nearest whole number.

Transfer of Rights

The subscription rights may be sold, transferred or assigned, but will not be listed for trading on any stock exchange or trading market. See “The Rights Offering” and “The Rights Offering—Method of Transferring Rights” sections in this prospectus supplement.

Procedure for Exercising Rights

You may exercise your subscription rights by properly completing and executing your subscription rights certificate and delivering it, together with the subscription price for each share of common stock for which you subscribe under the subscription right and over-subscription right, to the subscription agent prior to the Expiration Date. If you use mail, we recommend that you use insured, registered mail, with return receipt requested.

How to Exercise Subscription Rights Through Nominees

If you hold our common stock through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your custodian bank, broker, dealer or other nominee with the other rights offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

How Foreign Stockholders and Other Stockholders Can Exercise Rights

The subscription agent will not mail subscription rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent or the information agent in writing or by recorded telephone conversation no later than five business days prior to the Expiration Date. The Company will determine whether the rights offering may be made to any such record date stockholder. If you do not follow these procedures by such time, your rights will expire and will have no value.

No Revocation

Once you submit the form of subscription rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of common stock in the rights offering.

Payment Adjustments

If you send a payment that is insufficient to purchase the number of shares of common stock requested, or if the number of shares of common stock requested is not specified in the subscription rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights and over-subscription rights, if applicable, the excess will be returned to you as soon as practicable in the form in which it was made. If the number of shares of common stock remaining after the exercise of all subscription rights is not sufficient to satisfy all requests for shares pursuant to over-subscription rights, you will be allocated additional shares in the proportion that the number of shares you purchased through the subscription right bears to the total number of shares that all stockholders exercising over-subscription rights purchased through the subscription right. Any excess payments resulting from such proration will be returned to you as soon as practicable after the Expiration Date. You will not receive any interest nor any deduction on any payments refunded to you under the rights offering.

Conditions	See “The Rights Offering—Conditions to the Rights Offering” section of this prospectus supplement.

LKCM Affiliates’ Indication of Interest

The LKCM Affiliates have indicated that they intend to participate, directly or through their affiliates, in the rights offering and fully subscribe to the shares of common stock corresponding to their subscription rights. The LKCM Affiliates have also indicated their intent to fully exercise their over-subscription rights and purchase, directly or through their affiliates, their proportion of the underlying securities related to the rights offering that remain unsubscribed at the Expiration Date. See “The Rights Offering—LKCM Affiliates’ Indication of Interest” section of this prospectus supplement for more information.

No Recommendation to Rights Holders

Although certain of our directors may be investing in the rights offering through the LKCM Affiliates, our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. An investment in shares of common stock must be made according to your evaluation of your own best interests and after considering all of the information contained herein, especially the “Risk Factors” section, and those incorporated by reference. Neither we nor our board of directors are making any recommendation regarding whether you should exercise your subscription rights.

Use of Proceeds

We estimate that the aggregate net proceeds from the rights offering, before deducting estimated offering expenses, will be approximately $100 million. We currently intend to use the net proceeds for general corporate purposes and to fund, in combination with our expanded committed credit facility, the Hisco Acquisition. See “Use of Proceeds” section of this prospectus supplement.

Material U.S. Federal Income Tax Consequences

Although the authorities governing transactions such as the rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to you with respect to your shares of common stock generally should be treated, for U.S. federal income tax purposes, as a non-taxable distribution if you are a U.S. taxpayer. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences” section of this prospectus supplement. You should consult your tax advisor as to the particular consequences to you of the rights offering.

Delivery of Shares

As soon as practicable after the Expiration Date, the subscription agent will arrange for the issuance of the shares of common stock purchased pursuant to the rights offering, including shares of common stock purchased pursuant to the exercise of any over-subscription rights. All shares that are purchased in the rights offering will be issued in book-entry or uncertificated form, meaning that you will receive a direct registration (“DRS”) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, the Depository Trust Company (“DTC”) will credit your account with your nominee with the securities you purchased in the rights offering.

Listing of Common Stock

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) of the Nasdaq Stock Market LLC under the symbol “DSGR.” The shares of common stock to be issued in connection with the rights offering will also be listed on the Nasdaq under the same symbol.

Fees and Expenses

We are not charging any fee or sales commission to issue subscription rights to you or to sell common stock to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

Subscription Agent, Transfer Agent and Registrar	Computershare Inc., a Delaware corporation, and its fully owned subsidiary Computershare Trust Company, N.A., a national banking association.

Information Agent

You should direct any questions or requests for assistance concerning the method of subscribing for shares of common stock or for additional copies of this prospectus supplement to the information agent, by phone or mail as follows:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll Free: (888) 206-5970

Risk Factors

Before investing in our common stock, you should carefully read and consider the information set forth in the “Risk Factors” section of this prospectus supplement and all other information appearing elsewhere and incorporated by reference in this prospectus supplement.

No “Going Private” Transaction

The rights offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act.

For additional information concerning the rights offering, see “The Rights Offering” section of this prospectus supplement. The information set forth in this prospectus supplement is based on 21,126,637 shares of common stock outstanding as of the Record Date, and assumes that no options are exercised, restricted stock awards vest, or new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock prior to consummation of the rights offering.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus supplement and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and about our business, including potential risks related to the rights offering, our common stock, and our business. Exercising the subscription rights and investing in our securities involve a high degree of risk. We urge you to carefully read the “Risk Factors” section of this prospectus supplement and all other information included in, or incorporated by reference into, this prospectus supplement in its entirety before you decide whether to exercise your subscription rights.

Q: What is the rights offering?

A: We are distributing to you, at no charge, one transferable subscription right to purchase 0.105 shares of common stock at the subscription price for every share of our common stock that you owned as of the Record Date (which is at the close of business on May 1, 2023), either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares.

Q: Why are we conducting the rights offering?

A: The purpose of the rights offering is to raise equity capital through a process that provides all of our existing stockholders the opportunity to participate on a pro rata basis. We currently intend to use the net proceeds for general corporate purposes and to fund and complete the Hisco Acquisition, in combination with our committed credit facility. For a detailed discussion, see “Use of Proceeds” section of this prospectus supplement.

Q: Will fractional subscription rights be issued?

A: No. As we will not sell fractional shares of common stock, and each subscription right represents the right to purchase 0.105 shares of common stock, you must hold at least 9.53 shares of common stock to receive subscription rights to purchase at least one share of common stock pursuant to your subscription right. Rights holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number of shares of common stock a holder would otherwise be entitled to purchase. For example, if you owned 1,000 shares of our common stock on the Record Date, you would be granted subscription rights to purchase an aggregate of 105 shares of common stock (rounded down to the nearest whole share as described herein) at the subscription price. If you are entitled to receive a fraction of a share, we will round down the number of shares to which you are entitled to purchase to the nearest whole number.

Q: How was the subscription price determined?

A: In determining the subscription price, our board of directors, with the advice and input of management and Piper Sandler & Co. as financial advisor, considered a number of factors, including: the likely cost of capital from other sources and general conditions of the securities markets, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the rights offering. You should not consider the subscription price as an indication of value of us or our common stock. The market price of our common stock may decline during or after the rights offering, including below the subscription price for the common stock. You should obtain a current quote of our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future and the terms of the rights offering.

Q: What is the subscription right?

A: Each subscription right gives our stockholders the right to purchase 0.105 shares of common stock at the subscription price, which shall be payable in cash and subject to the limits described below. We have granted to you, as a stockholder as of the Record Date, one subscription right for every one share of our common stock you owned at that time. For example, if you owned 100 shares of our common stock as of the Record Date, you would have received subscription rights to purchase 10 shares of common stock at the subscription price, subject to certain limitations. You may exercise all or a portion of your subscription rights or you may choose not to exercise any subscription rights at all. The LKCM Affiliates have indicated their intent to fully exercise their subscription rights. See “The Rights Offering—LKCM Affiliates Indication of Interest” section of this prospectus supplement for more information.

Q: Will I also receive over-subscription rights in the rights offering?

A: Yes. If you or your transferee fully exercise your subscription right and other stockholders do not fully exercise their subscription rights, you will have an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the Expiration Date. If an insufficient number of shares is available to fully satisfy all over-subscription right requests, the available shares will be distributed proportionately among rights holders who exercise their over-subscription right based on the number of shares each rights holder subscribed for under the subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

In order to exercise your over-subscription right, you must deliver the subscription payment for exercise of your over-subscription right before the expiration of the rights offering. Because we will not know the total number of unsubscribed shares of common stock before the expiration of the rights offering, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of common stock that you wish to subscribe for pursuant to your over-subscription right. Any excess subscription payments received by the subscription agent caused by proration will be returned by the subscription agent to you without interest or deduction, as soon as practicable after the Expiration Date. The subscription agent will return any excess payments in the form in which they were made. See “The Rights Offering—Subscription Rights” section of this prospectus supplement for more information.

The LKCM Affiliates have indicated their intent to fully exercise their over-subscription rights. See “The Rights Offering—LKCM Affiliates Indication of Interest” section of this prospectus supplement for more information.

Q: Who will receive subscription rights?

A: Holders of our common stock as of the Record Date will receive one transferable subscription right for every one share of common stock owned as of the Record Date.

Q: How many shares of common stock may I purchase if I exercise my subscription rights?

A: Each subscription right will entitle the holder to purchase 0.105 shares of common stock at the subscription price, which shall be paid in cash. You may exercise any number of your subscription rights.

Q: Am I required to subscribe in the rights offering?

A: No.

Q: Am I required to exercise all of the subscription rights I receive in the rights offering?

A: No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.

Q: What happens if I choose not to exercise my subscription rights?

A: If you choose not to exercise your subscription rights, you will retain your current number of shares of common stock of the Company. If other stockholders exercise their subscription rights, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted. In addition, if you do not exercise your subscription right in full, you will not be entitled to exercise your over-subscription right.

Q: If I am a holder of stock options, may I participate in the rights offering?

A: No. Holders of outstanding stock options on the Record Date will not be entitled to participate in the rights offering, except to the extent they hold shares of our common stock on the Record Date.

Q: Will the equity awards of our employees, officers and directors automatically convert into common stock in connection with the rights offering?

A: No, equity awards will not automatically convert into common stock. Holders of our equity awards, including outstanding stock options and other unvested equity instruments, will not receive rights in the rights offering in connection with such equity awards, but will receive subscription rights in connection with only shares of our common stock held as of the Record Date.

Q: How soon must I act to exercise my subscription rights?

A: If you received a subscription rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed subscription rights certificate and payment (and your payment must clear) prior to the Expiration Date, which currently is May 30, 2023, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your subscription rights and payment for your common stock. Our board of directors may, in its discretion, extend the rights offering one or more times. Our board of directors may cancel or amend the rights offering at any time before the Expiration Date. In the event that the rights offering is cancelled, all subscription payments received will be returned promptly, without interest or deduction.

Q: Does the Company need to achieve a minimum participation level in order to complete the rights offering?

A: No. We may choose to consummate, amend, extend or terminate the rights offering regardless of the number of shares of common stock actually subscribed for by stockholders.

Q: Can the Company terminate the rights offering?

A: Yes. Our board of directors may terminate the rights offering at any time prior to the Expiration Date for any reason. If we cancel the rights offering, any money received from subscribing stockholders will be refunded as soon as practicable, without interest or deduction on any payments refunded to you under the rights offering. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination” section of this prospectus supplement.

Q: May I transfer my subscription rights if I do not want to purchase any shares of common stock?

A: Yes. Should you choose not to exercise your subscription rights, you may sell, give away or otherwise transfer your subscription rights. However, please note that we do not intend to list the subscription rights on any securities exchange or include them in any automated quotation system. Therefore, there will be no public market for the subscription rights.

Q: When will the rights offering expire?

A: The subscription rights will expire and will have no value if not exercised prior the Expiration Date, unless we decide to extend the rights offering until some later time or terminate it earlier. See “The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination” section of this prospectus supplement. The subscription agent must actually receive all required documents and payments in cash before the Expiration Date. There is no maximum duration for the rights offering.

Q: Is there a guaranteed delivery period?

A: No. There is no guaranteed delivery period in connection with the rights offering, so you must ensure that you properly complete all required steps prior to the Expiration Date, unless we decide to extend the rights offering to some later time or terminate it earlier.

Q: How do I exercise my subscription rights if I own shares in certificate form?

A: You may exercise your subscription rights by properly completing and executing your subscription rights certificate and delivering it, together in full with the subscription price for each share of common stock you subscribe for, to the subscription agent on or prior to the Expiration Date. If you use mail, we recommend that you use insured, registered mail with return receipt requested.

If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares of common stock you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares of common stock in the rights offering and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest, following the Expiration Date.

Q: What form of payment is required to purchase shares of common stock?

A: As described in the instructions accompanying the subscription rights certificate, you must timely pay the full subscription price for the full number of shares of common stock you wish to acquire under your subscription rights at the subscription price by delivering to the subscription agent for the rights offering a personal check or wire transfer of funds. Please do not send your payment directly to the Company and note that the subscription agent will not accept any payment by means of money order, bank draft or cashier’s check.

Q: What should I do if I want to participate in the rights offering but my shares are held in the name of my custodian bank, broker, dealer or other nominee?

A: If you hold our common stock through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owner Election Form” substantially in the form accompanying this prospectus supplement. You should receive this form from your custodian bank, broker, dealer or other nominee with the other rights offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Q: What should I do if I want to participate in the rights offering, but I am a stockholder with a foreign address or a stockholder with an Army Post Office or Fleet Post Office address?

A: The subscription agent will not mail subscription rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent or the information agent in writing or by recorded telephone conversation no later than five business days prior to the Expiration Date. The Company will determine whether the rights offering may be made to any such record date stockholder. If you do not follow these procedures by such time, your rights will expire and will have no value.

Q: Will I be charged a sales commission or a fee if I exercise my subscription rights?

A: We will not charge a brokerage commission or a fee to subscription rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a custodian bank, broker, dealer or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer or nominee.

Q: Are there any conditions to my right to exercise my subscription rights?

A: Yes. Our board of directors may terminate the rights offering at any time prior to the Expiration Date for any reason. In addition, we may terminate the rights offering, in whole or in part, if at any time before the Expiration Date there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. See “The Rights Offering—Conditions to the Rights Offering” section of this prospectus supplement.

Q: Has the board of directors made a recommendation regarding the rights offering?

A: Neither the Company nor our board of directors is making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering, after considering your best interests and all of the information contained and incorporated by reference herein, especially the “Risk Factors” section of this prospectus supplement.

Q: Have any directors, officers, and/or stockholders agreed to exercise their rights?

A: All holders of our common stock as of the Record Date will receive, at no charge, the transferable subscription rights to purchase shares of common stock as described in this prospectus supplement. To the extent that our directors and officers held shares of our common stock (including shares of restricted common stock) as of the Record Date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering. The LKCM Affiliates intend to fully exercise their subscription rights and have indicated their intent to purchase their proportion of the underlying securities related to the rights offering that remain unsubscribed at the Expiration Date. See “The Rights Offering—LKCM Affiliates Indication of Interest” section of this prospectus supplement for more information.

Q: May stockholders in all states participate in the rights offering?

A: Although we intend to distribute the rights to all stockholders, we reserve the right in some states to require stockholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the securities for investment purposes only, and that they have no present intention to resell or transfer any securities acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Q: Are there risks in exercising my subscription rights?

A: The exercise of your subscription rights involves risks. Exercising your subscription rights means buying our common stock, and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described in the “Risk Factors” sections of this prospectus supplement and its accompanying prospectus.

Q: How many shares of our common stock will be outstanding after the rights offering?

A: Assuming no additional shares of common stock are issued by us prior to consummation of the rights offering and assuming that all offered shares of common stock in the rights offering will be sold at the subscription price to the stockholders as of the Record Date, we will issue 2,222,222 shares of common stock. In that case, we will have approximately 23.35 million shares of common stock outstanding after the rights offering. This would represent an increase of approximately 10.5% in the number of outstanding shares of common stock. We will not issue shares in excess of the total amount authorized by our board of directors.

Based on the assumptions in the preceding paragraph, the issuance of shares of our common stock in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you fully exercise your subscription rights. In addition, the issuance of our common stock at a subscription price that is less than the market price as of the Record Date will likely reduce the price per share of our common stock held by you prior to the rights offering.

Q: What will be the proceeds of the rights offering?

A: When all subscription rights and/or any over-subscription rights are exercised, including those of the LKCM Affiliates, we expect to receive gross proceeds of approximately $100 million before expenses.

Q: After I exercise my rights, can I change my mind and cancel my purchase?

A: No. Once you exercise and send in your subscription rights certificate and subscription payment, as provided herein, you cannot revoke the exercise of your subscription rights, even if you later learn information about the Company that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the underlying shares of common stock at the subscription price. See “The Rights Offering—No Revocation or Change” section of this prospectus supplement.

Q: What are the material U.S. federal income tax consequences of exercising my subscription rights?

A: Although the authorities governing transactions such as the rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to a holder with respect to such holder’s shares of common stock generally should be treated, for U.S. federal income tax purposes, as a non-taxable distribution. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences” section of this prospectus supplement. You should consult your tax advisor as to the particular consequences to you of the rights offering.

Q: If the rights offering is not completed, for any reason, will my subscription payment be refunded to me?

A: Yes. The subscription agent will hold all funds it receives in a segregated bank account until the rights offering is completed. If the rights offering is not completed, for any reason, any money received from subscribing stockholders will be refunded in the form which paid as soon as practicable, without interest or deduction. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the subscription agent will return payments through the record holder of your shares.

Q: Will I receive interest on any funds I deposit with the subscription agent?

A: No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the rights offering. If the rights offering is not completed for any reason, the subscription agent will return this money to subscribers, without interest or deduction, as soon as practicable.

Q: If I exercise my subscription rights, when will I receive my shares of common stock that I purchased in the rights offering?

A: We will issue the shares of common stock purchased in the rights offering to you in book-entry or uncertificated form of our common stock purchased in the rights offering as soon as practicable after the Expiration Date. For those who fully exercised their subscription rights and have exercised their over-subscription rights, we will issue the shares of common stock purchased in the rights offering as soon as practicable after all pro rata allocations of over-subscription rights have been completed. We will not be able to calculate the number of shares to be issued to each exercising rightsholder until after the Expiration Date.

Q: When can I sell the shares of common stock I received in the rights offering?

A: If you exercise your subscription rights and receive common stock, you will be able to resell the shares of common stock once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, there may be a delay between the Expiration Date and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell the shares purchased in the rights offering at a price equal to or greater than the subscription price.

Q: To whom should I send my forms and payment?

A: If your shares are held in the name of a custodian bank, broker, dealer or other nominee, the nominee will notify you of the rights offering and provide you with the rights offering materials, including a form entitled “Beneficial Owners Election Form.” You should send the Beneficial Owner Election Form and payment, as provided therein, to the nominee, at the deadline that your nominee sets which may be earlier than the Expiration Date. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

If your shares are held in your name such that you are the record holder, then you should send your subscription documents, subscription rights certificate and subscription payment, as provided herein, by first class mail though it is preferred you send such subscription documents by courier service (trackable mail) to the subscription agent as follows:

First Class Mail:

Computershare

Attn: Voluntary Corporate Actions, COY: LAWS

P.O. Box 43011

Providence, RI 02940-3011

Overnight Delivery:

Computershare

Attn: Voluntary Corporate Actions, COY: LAWS

150 Royall Street, Suite V

Canton, MA 02021

Your delivery to a different address or other than by the methods set forth above will not constitute valid delivery. You, or, if applicable, your nominee, are solely responsible for ensuring the subscription agent receives your sub-scription documents, subscription rights certificate and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the Expiration Date.

Q:	Will the rights offering result in the Company “going private” for purposes of Rule 13e-3 of the Exchange Act?

A:

No. The rights offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the rights offering, as described in this prospectus supplement, the Company will continue to be registered pursuant to Section 12 of the Exchange Act and intends to remain listed on the Nasdaq following completion of the rights offering.

Q:	What if I have other questions?

A:	If you have other questions about the rights offering, please contact our information agent by phone or mail at:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Attn: Corporation Actions

Toll Free: (888) 206-5970

THE RIGHTS OFFERING

Subscription Rights

We will distribute at no charge to each holder of our common stock, who is a holder of our common stock on the Record Date, one transferable subscription right for every one share of common stock owned. The subscription rights will be evidenced by subscription rights certificates. Each subscription right will entitle the subscription rights holder to purchase 0.105 shares of common stock at the subscription price, which shall be paid in cash, upon timely delivery of the required documents and payment of the subscription price. We will not sell fractional shares. If rights holders wish to exercise their subscription rights, they must do so prior to the Expiration Date, subject to extension. After the Expiration Date, the subscription rights will expire and will have no value. See below “—Expiration of the Rights Offering and Extensions, Amendments and Termination.” You are not required to exercise all of your subscription rights. The subscription rights are transferable and therefore, you may sell, transfer, assign or give away your subscription rights to anyone. However, the subscription rights will not be listed for trading on any stock exchange or market. Therefore, there will be no public market for the subscription rights.

If you or your transferee fully exercise your subscription right and other stockholders do not fully exercise their subscription rights, you will have an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the Expiration Date. You are entitled to exercise your over-subscription right only if you exercise your subscription right to purchase all of your shares of common stock in full. If you wish to exercise your over-subscription right, you should indicate the number of additional shares of common stock that you would like to purchase in the space provided on your rights certificate, as well as the number of shares that you beneficially own without giving effect to any shares to be purchased in this rights offering. When you send in your rights certificate, you must also send the full purchase price for the number of additional shares of common stock that you have requested to purchase pursuant to your over-subscription right, in addition to the payment due for shares of common stock purchased through your subscription right. If the number of shares of common stock remaining after the exercise of all subscription rights is not sufficient to satisfy all requests for shares pursuant to over-subscription rights, you will be allocated additional shares in the proportion which the number of shares you purchased through the subscription right bears to the total number of shares that all stockholders exercising over-subscription rights purchased through the subscription right. The subscription agent will return any excess payments in the form in which made without interest or deduction. As soon as practicable after the Expiration Date, the subscription agent will determine the number of shares of common stock that you may purchase pursuant to the over-subscription right. If you request and pay for more shares than are allocated to you, we will refund the overpayment in the form in which made. In connection with the exercise of the over-subscription right, custodian banks, brokers, dealers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of shares of common stock requested through the over-subscription right, by each beneficial owner on whose behalf the nominee holder is acting. We will issue to the record holders who purchase shares of common stock in the rights offering the shares in book-entry or uncertificated form as soon as practicable after the Expiration Date.

Subscription Price

The subscription price per share of common stock will be $45.00. Subscribers must fund their subscriptions at the subscription price.

In determining the subscription price, our board of directors, with the advice and input of management and Piper Sandler & Co. as financial advisor, considered a number of factors, including: the likely cost of capital from other sources and general conditions of the securities markets, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the rights offering. You should not consider the subscription price as an indication of value of us or our common stock. The market price of our common stock may decline during or after the rights offering, including below the subscription price for the common stock. You should obtain a current quote of our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future and the terms of the rights offering.

Expiration of the Rights Offering and Extensions, Amendments and Termination

You may exercise your subscription rights at any time prior to the Expiration Date, currently at 5:00 p.m., Eastern Time, on May 30, 2023. If you do not exercise your subscription rights before the Expiration Date, your subscription rights will expire and will have no value. We will not be required to sell shares of common stock to you if the subscription agent receives your subscription rights certificate or payment after the Expiration Date, regardless of when you sent the subscription rights certificate and payment.

We may, in our sole discretion, extend the time for exercising the subscription rights at any time after the Record Date and before the Expiration Date. If the commencement of the rights offering is delayed for a period of time, the Expiration Date may be similarly extended. We will extend the duration of the rights offering as required by applicable law, and may choose to extend the duration of the rights offering for any reason. We may extend the Expiration Date by giving oral or written notice to the subscription agent on or before the scheduled Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Date.

We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the Expiration Date for any reason, in which event all funds received in connection with the rights offering will be returned without interest or deduction to those persons who exercised their subscription rights as soon as practicable.

Calculation of Subscription Rights Exercised; Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of whole shares of common stock that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for exercise of your subscription right in full, the subscription agent will return the excess payment in the form in which it was made. You will not receive any interest nor any deduction on any payments refunded to you under the rights offering.

If shares of common stock remain unsubscribed at the Expiration Date and an insufficient number of shares of common stock is available to fully satisfy all over-subscription right requests, the available shares will be distributed proportionately among rights holders who exercise their over-subscription right based on the number of shares each rights holder subscribed for under their subscription right. The available shares of common stock will be distributed proportionately until either all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier. Any excess subscription payments received by the subscription agent caused by proration will be returned by the subscription agent to you by mail, without interest or deduction, as soon as practicable after the Expiration Date of the rights offering. The subscription agent will return any excess payments in the form in which it was made.

No Fractional Shares

We will not issue fractional shares of common stock in the rights offering. Rights holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. The excess amount for any fractional shares of common stock will be returned to you as soon as practicable, in the form in which made. You will not receive interest nor any deduction on any payments refunded to you under the rights offering.

Conditions to the Rights Offering

Our board of directors may terminate the rights offering at any time prior to the Expiration Date for any reason. If we cancel the rights offering, any money received from subscribing stockholders will be refunded as soon as practicable, without interest or deduction on any payments refunded to you under the rights offering. In addition, we may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments in the form in which received by the subscription agent will be returned in the form in which paid, without interest or deduction, as soon as practicable. See also “—Expiration of the Rights Offering and Extensions, Amendments and Termination.”

LKCM Affiliates’ Indication of Interest

The LKCM Affiliates beneficially own approximately 77% of our common stock outstanding prior to the rights offering. The LKCM Affiliates have indicated that they will participate in the rights offering either directly or through their affiliates and indicated their intent to fully subscribe to the shares of common stock corresponding to their subscription rights. The LKCM Affiliates have indicated that they intend to exercise their over-subscription rights to purchase, directly or through their affiliates, their proportion of the underlying securities related to the rights offering that remain unsubscribed at the Expiration Date.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your custodian bank, broker, dealer or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment in cash, as provided herein, prior to the Expiration Date. Subscription rights holders may exercise their rights as follows:

Subscription by Registered Holders

Each subscription rights holder who is a registered holder of our common stock as of the Record Date may exercise its subscription right by properly completing and executing the subscription rights certificate together with any required signature guarantees and forwarding it, together with payment in full, as provided herein, of the subscription price for each share of common stock for which it subscribes, to the subscription agent at the address set forth under the subsection titled “—Delivery of Subscription Materials and Payment” prior to the Expiration Date.

If you desire to purchase shares in this rights offering via the subscription rights website, you should:

1.	Visit the website: DistributionSolutionsGroup.ComputershareCAS.com

2.	Enter your unique 11-character account code and 9-character control code found on the subscription certificate sent to you by the subscription agent.

3.	Follow the instructions on the subscription certificate as you make your subscription.

4.	Pay for your subscription via one of the two payment options:

A)	If you wish to mail your payment, you must print the Check Payment Slip from the website and mail it with your personal check as follows:

i.	Via U.S. Postal Service First Class Mail to:

Computershare

c/o Voluntary Corporate Actions COY: LAWS

P.O. Box 43011

Providence, RI 02940-3011

ii.	or by Overnight Delivery to:

Computershare

c/o Voluntary Corporate Actions COY: LAWS

150 Royall Street, Suite V

Canton, MA 02021

B)	If you wish to remit your payment via wire transfer after completing the online subscription form, please use the wire instructions provided to you on the website.

THE ABOVE SUBSCRIPTION WEBSITE IS ONLY FOR REGISTERED STOCKHOLDERS. IF YOU HOLD YOUR SHARES IN STREET NAME, PLEASE CONTACT YOUR BANK, BROKER OR NOMINEE FOR HOW TO PARTICIPATE IN THIS OFFER. IF YOU ARE A TRANSFEREE OF SUBSCRIPTION RIGHTS, YOU WILL NOT BE ABLE TO EXERCISE YOUR SUBSCRIPTION RIGHTS THROUGH THE ABOVE SUBSCRIPTION WEBSITE. PLEASE SEE THE SECTION TITLED “THE RIGHTS OFFERING—METHOD FOR TRANSFERRING RIGHTS” HEREIN FOR INFORMATION ON HOW TO PARTICIPATE IN THIS OFFER.

Subscription by DTC Participants

A bank, trust company, securities dealer, broker or other nominee that holds shares of our common stock on the Record Date as a nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise such beneficial owner’s subscription right through DTC on the same basis as if the beneficial owners were stockholders on the Record Date. Such nominee may exercise the subscription right on behalf of the exercising beneficial owner through DTC’s PSOP Function on the “agents subscription over PTS” procedure by (1) providing a certification as to the aggregate number of subscription rights exercised by the beneficial owner on whose behalf such nominee is acting, and (2) instructing DTC to charge the nominee’s applicable DTC account for the subscription payment for the new shares of common stock to facilitate the delivery of the full subscription payment to the subscription agent. DTC must receive the subscription instructions and payment for the new shares of common stock before the Expiration Date.

Subscription by Beneficial Owners

Subscription rights holders who are beneficial owners of shares of our common stock as of the Record Date and whose shares are registered in the name of a custodian bank, broker, dealer or other nominee, or would prefer to have an institution conduct the transaction relating to the subscription rights on their behalf, should instruct their custodian bank, broker, dealer or other nominee or institution to exercise their subscription rights and deliver all documents and payment, on their behalf, prior to the Expiration Date. A subscription rights holder’s subscription rights will not be considered exercised unless the subscription agent receives from such subscription rights holder or its custodian bank, broker, dealer, or other nominee or institution, as the case may be, all of the required documents and the full subscription price payment.

Method of Payment

You must timely pay the full subscription price, in U.S. currency, for the full number of shares of common stock at the subscription price you wish to acquire pursuant to the exercise of your subscription rights (including any over-subscription rights) by delivering:

•	a wire transfer of immediately available funds to accounts maintained by the subscription agent; or

•	a personal check drawn against a U.S. bank payable to “Computershare.”

Subscription rights certificates received on or after the Expiration Date will not be honored, and we will return your payment to you in the form received as soon as practicable, without interest or deduction. The subscription agent will not accept money orders, bank drafts or cashier’s checks as a means of payment.

The subscription agent will be deemed to receive payment upon:

•	receipt of collected funds wired in the subscription agent’s account; or

•	receipt by the subscription agent of a personal check drawn upon a U.S. bank.

Instructions for Completing Your Subscription Rights Certificate

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS OF SUBSCRIPTION PRICE TO THE COMPANY. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription price. The risk of delivery of all documents and payments is on you or your nominee, not us or the subscription agent.

The method of delivery of subscription rights certificates and full payment of the subscription price to the subscription agent will be at the risk of the holders of subscription rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the Expiration Date.

Subscription Agent

The subscription agent for the rights offering is Computershare. We will pay all of their fees and expenses related to the rights offering and have also agreed to indemnify them from certain liabilities that it may incur in connection with the rights offering.

Delivery of Subscription Materials and Payment

You should deliver your subscription rights certificate and payment of the subscription price, as provided herein, or, if applicable, nominee holder certifications, to the subscription agent by mail or overnight delivery as follows:

First Class Mail:

Computershare

Attn: Voluntary Corporate Actions, COY: LAWS

P.O. Box 43011

Providence, RI 02940-3011

Overnight Delivery:

Computershare

Attn: Voluntary Corporate Actions, COY: LAWS

150 Royall Street, Suite V

Canton, MA 02021

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery and we may not honor the exercise of your subscription rights. You should direct any questions or requests for assistance concerning the method of subscribing for shares of common stock or for additional copies of this prospectus supplement to the information agent, by phone or mail as follows:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll Free: (888) 206-5970

Funding Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is withdrawn or terminated. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned to subscribers, without interest or deduction, as soon as practicable.

Guaranteed Delivery

There is no guaranteed delivery period in connection with the rights offering, so you must ensure that you properly complete all required steps prior to the Expiration Date, unless we decide to extend the rights offering to some later time or terminate it earlier.

Notice to Beneficial Holders

If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others as of the Record Date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” substantially in the form accompanying this prospectus supplement. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive subscription rights through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. If you hold shares of our common stock directly under your name in stock certificate(s) or in book-entry or uncertificated form, but would prefer to have your custodian bank, broker, dealer or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. Your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your subscription rights and payment for your shares.

To indicate your decision with respect to your subscription rights, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owners Election Form” substantially in the form accompanying this prospectus supplement. You should receive the “Beneficial Owners Election Form” from your custodian bank, broker, dealer or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your custodian bank, broker, dealer or other nominee if you do not receive this form but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive this form from your custodian bank, broker, dealer or nominee or if you receive it without sufficient time to respond.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determination made by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. Our interpretations of the terms and conditions of the rights offering will be final and binding. Neither we, nor the subscription agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our sale of common stock to you could be deemed unlawful under applicable law. A subscription will be considered accepted, subject to our right to cancel the rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription price have been received by the subscription agent and any defects or irregularities therein waived by us.

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your rights unless you are certain that you wish to purchase additional shares of common stock at the subscription price.

Non-Listing of the Subscription Rights

The subscription rights will not be listed for trading on any stock exchange or market. Therefore, there will be no public market for the subscription rights. However, the shares of our common stock issued upon the exercise of the subscription rights will remain listed on Nasdaq under the symbol “DSGR.”

Method of Transferring Rights

The subscription rights are transferrable and, therefore, you may sell, transfer, assign or give away your subscription rights to anyone. The subscription rights evidenced by a single subscription rights certificate may be transferred in whole or in part by endorsing the subscription rights certificate for transfer in accordance with the accompanying instructions. A portion of the subscription rights evidenced by a single subscription rights certificate (but not fractional subscription rights) may be transferred by delivering to the subscription agent a subscription rights certificate properly endorsed for transfer, with instructions to register the portion of the subscription rights evidenced thereby in the name of the transferee (and to issue a new subscription rights certificate to the transferee evidencing the transferred subscription rights). In this event, a new subscription rights certificate evidencing the balance of the subscription rights will be issued to the subscription rights holder or, if the subscription rights holder so instructs, to an additional transferee.

Holders wishing to transfer all or a portion of their subscription rights (but not fractional subscription rights) should promptly transfer such subscription rights to ensure that: (i) the transfer instructions will be received and processed by the subscription agent, (ii) a new subscription rights certificate will be issued and transmitted to the transferee or transferees with respect to transferred subscription rights via mail by the subscription agent, and to the holder with respect to retained subscription rights, if any, and (iii) the subscription rights evidenced by the new subscription rights certificates may be exercised or sold by the recipients thereof prior to the Expiration Date. Neither the Company nor the subscription agent shall have any liability to a transferee or holder of subscription rights if the subscription rights certificates are not received in time for exercise or sale prior to the Expiration Date.

If you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you will need to coordinate a transfer through your broker, dealer, bank or other nominee.

Holders wishing to transfer all or a portion of their subscription rights, or to subdivide subscription rights, should allow a sufficient amount of time prior to the Expiration Date for: (i) the transfer instructions to be received and processed by the subscription agent or applicable broker, dealer, bank or other nominee; (ii) if required, a new rights certificate to be issued and transmitted to the transferee or transferees with respect to transferred subscription rights and to the transferor with respect to retained subscription right, if any; and (iii) the subscription rights evidenced by such new rights certificates to be exercised by the recipients thereof. The subscription agent will only mail rights certificates to transferees of registered holders. Transferees of registered holders will be unable to exercise subscription rights through the website. Neither we nor the subscription agent shall have any liability to a transferee or transferor of rights if subscription rights are not received in time for exercise prior to the Expiration Date. Subscription rights not exercised by the Expiration Date will expire and have no value. Neither we nor the subscription agent shall have any liability with respect to an expired subscription rights.

Except for the fees charged by the subscription agent (which will be paid by the Company as described above), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale, transfer or exercise of subscription rights will be for the account of the holder of the subscription rights, and none of these commissions, fees or expenses will be borne by the Company or the subscription agent.

The Company anticipates that the subscription rights will be eligible for transfer through, and that the exercise of the subscription rights may be effected through, the facilities of DTC.

Issuance of Common Stock

All shares of our common stock that you purchase in the rights offering will be issued in book-entry or uncertificated form, meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the shares of common stock you purchased in the rights offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares of common stock you may have elected to purchase by exercise of your subscription rights in order to comply with state securities laws.

Rights of Subscribers

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering until shares are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock purchased in the rights offering. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, subscription payment, as provided herein, and any other required documents to the subscription agent.

Foreign Stockholders and Stockholders with Army Post Office or Fleet Post Office Addresses

The subscription agent will not mail subscription rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent or the information agent in writing or by recorded telephone conversation no later than five business days prior to the Expiration Date. The Company will determine whether the rights offering may be made to any such record date stockholder. If you do not follow these procedures by such time, your rights will expire and will have no value.

No Board of Directors Recommendation

An investment in the Company’s common stock must be made according to your evaluation of your own best interests and after considering all of the information or incorporated by reference herein, especially the “Risk Factors” section of this prospectus supplement and its accompanying prospectus. Neither we nor our board of directors are making any recommendation regarding whether you should exercise your subscription rights.

Shares of Common Stock Outstanding After the Rights Offering

Assuming no additional shares of common stock are issued by us prior to consummation of the rights offering and assuming that all offered shares of common stock in the rights offering will be sold at the subscription price to the stockholders as of Record Date, we will issue 2,222,222 shares of common stock. In that case, we will have approximately 23.35 million shares of common stock outstanding after the rights offering. This would represent an increase of approximately 10.5% in the number of outstanding shares of common stock.

The issuance of shares of our common stock in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you fully exercise your subscription rights. In addition, the issuance of our common stock at a subscription price that is less than the market price as of the Record Date will likely reduce the price per share of our common stock held by you prior to the rights offering.

Fees and Expenses

Neither we, nor the subscription agent, will charge a brokerage commission or a fee to subscription rights holders for exercising their rights. However, if you exercise your subscription rights through a custodian bank, broker, dealer or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer or nominee.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this prospectus supplement or any document mentioned herein, you should contact the information agent at the address and telephone number set forth above under “—Delivery of Subscription Materials and Payment.”

No “Going Private” Transaction

The rights offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the rights offering, as described in this prospectus supplement, the Company will continue to be registered pursuant to Section 12 of the Exchange Act and intends to remain listed on Nasdaq following completion of the rights offering.

Other Matters

The Company is not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor is the Company distributing or accepting any offers to purchase any of our securities from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. The Company may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, the Company also has the discretion to delay allocation and distribution of any securities you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. The Company may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

RISK FACTORS

You should carefully consider the risk factors set forth below, the other information contained in this prospectus supplement and its accompanying prospectus and any other risks described in our filings with the Commission including, but not limited to, those in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended and supplemented by subsequently filed Quarterly Reports on Form 10-Q, if any, and Current Reports on Form 8-K, before making an investment decision. Any of the following risks could materially and adversely affect our business, financial condition, results of operations, liquidity and cash flows. In such a case, you may lose all or part of your investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition, results of operations, liquidity and cash flows. If any of the risks or uncertainties described in this prospectus supplement or our Commission filings or any such additional risks and uncertainties actually occur, our business, financial condition or results of operations could be materially and adversely affected, which could cause our actual operating results to differ materially from those indicated or suggested by forward-looking statements made in this prospectus supplement or our Commission filings or presented elsewhere by management from time to time. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. Please also see “Cautionary Statement Regarding Forward-Looking Statements” section of this prospectus supplement.

Risks Related to our Business

If we complete the Hisco Acquisition and/or other future acquisitions, we may not achieve the anticipated benefits of any such acquisition or we could be required to increase the number of our outstanding shares of common stock or our outstanding debt.

One of our growth strategies is to actively pursue additional acquisition opportunities, such as the Hisco Acquisition and other potential acquisitions we are considering, that complement our business model. However, there are risks associated with pursuing acquisitions, which include the incurrence of significant transaction costs without the guarantee that such transactions will be completed and the risk that we may not realize the anticipated benefits of any acquisition once it is completed.

Moreover, evaluating potential acquisitions and integrating completed ones may divert the attention of our management from ordinary operating matters. The success of potential acquisitions will depend, in part, on our ability to realize the anticipated growth opportunities and cost and other synergies through the successful integration of the businesses we acquire with our existing business. Even if we are successful in integrating the acquired businesses, we cannot assure you that these integrations will result in the realization of the full benefit of any anticipated growth opportunities or cost or other synergies or that these benefits will be realized within the expected time frames. In addition, acquired businesses may have unanticipated liabilities or contingencies. We may fail to successfully identify the right opportunities and/or to successfully integrate the acquired businesses, operations, technologies, systems and/or personnel with those of the Company, which could adversely affect our business, financial condition and results of operations.

If we complete an acquisition, investment or other strategic transaction we are considering, we may require additional financing that could result in an increase in the number of our outstanding shares of common stock or the aggregate amount of our debt.

Risks Related to the Rights Offering

The subscription price determined for the rights offering is not an indication of our value.

In determining the subscription price for the rights offering, our board of directors, with the advice and input of management and advisors, including Piper Sandler & Co. as financial advisor, considered a number of factors, including: the likely cost of capital from other sources and the general conditions of the securities markets, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the common stock to be offered in the rights offering. The market price of our common stock may decline during or after the rights offering, including below the applicable subscription price. After the date of this prospectus supplement, our common stock may trade at prices below the subscription price.

The market price of our common stock may decline.

We cannot assure you that the market price of our common stock will not either increase or decrease before the Expiration Date. Depending on the trading price of our common stock at the time of our announcement of the rights offering, the announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if the rights offering is completed, may result in a decrease in the trading price of our common stock. This decline may continue after the completion of rights offering. Further, if a substantial number of rights are exercised and the holders of those shares received in the rights offering choose to sell some or all of the shares of common stock, the resulting sales could depress the market price of our common stock.

There is no guarantee that by the time the shares are delivered to you, the market price of our common stock will be above the subscription price for such shares. Further, because the exercise of your rights is not revocable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered.

There is no guarantee that the subscription price will be lower than the market price of our common stock at the time that the shares that you receive in the rights offering are delivered. Further, because the exercise of your rights is not revocable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered to you. Accordingly, the subscription price at which you are purchasing shares of common stock may be above the prevailing market price by the time that the shares of common stock are purchased and delivered.

If you exercise your subscription rights and the market price of the common stock falls below the subscription price, then you will have committed to subscribe in the rights offering at a price that is higher than the market price. Moreover, we cannot assure you that you will ever be able to sell shares of common stock that you received in the rights offering at a price equal to or greater than the subscription price. Until shares are issued to you in book-entry or uncertificated form after the Expiration Date, you may not be able to sell the shares of our common stock that you receive in the rights offering. We will issue shares of our common stock that you received in the rights offering in book-entry or uncertificated form as soon as practicable after the Expiration Date. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of subscription rights.

If you do not exercise your subscription rights in full, your percentage ownership and voting rights in the Company will experience dilution.

If you choose not to exercise your subscription rights, you will retain your current number of shares of our common stock. If other stockholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted.

Inasmuch as no minimum subscription is required to consummate the rights offering, the LKCM Affiliates have indicated their intent to exercise their subscription rights to purchase their proportion of the shares of common stock that remain unsubscribed at the Expiration Date. See “The Rights Offering—LKCM Affiliates’

Indication of Interest” section of this prospectus supplement for more information. Therefore, anything less than full exercise of your subscription rights will likely result in a dilution of your percentage ownership and voting rights in the Company.

The ownership interest in the Company by stockholders who exercise their over-subscription rights will increase relative to stockholders who do not fully participate in the subscription rights offering.

Each holder of subscription rights will have the option to exercise its over-subscription right provided such holder fully exercises their subscription right. If stockholders do not exercise their subscription rights in full and other stockholders exercise their over-subscription rights, then the ownership in the Company by holders exercising such over-subscription rights will increase relative to the ownership in the Company by stockholders who do not fully participate in the subscription rights offering.

The subscription rights are transferable but there will be no public market for them.

You may sell, transfer or assign your subscription rights to anyone else. However, we do not intend to list the subscription rights on any securities exchange or any other trading market. Therefore, there will be no public market to directly realize any value associated with the subscription rights.

If you have purchased or otherwise received subscription rights from a transferor, we cannot assure you that you will be able to exercise your subscription rights prior to the Expiration Date or at all.

If you have purchased subscription rights, or have otherwise received a transfer of subscription rights, we cannot assure you that the subscription agent will be able to process the transfer with sufficient time to allow you to exercise your subscription rights prior to the Expiration Date of the rights offering. To the extent your transfer is not processed prior to the Expiration Date, you will not have satisfied the conditions to exercise your subscription rights and will not receive the common stock you wish to purchase. Any sale or transfer is at the sole risk of the transferor and transferee of Subscription Rights.

You may not be able to resell any shares of our common stock that you receive pursuant to the exercise of subscription rights immediately upon the Expiration Date or be able to sell your shares at a price equal to or greater than the subscription price.

If you exercise subscription rights, you may not be able to resell the common stock that you purchase in the rights offering until you, or your custodian bank, broker, dealer or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchase in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after the Expiration Date, there may be a delay between the Expiration Date of the rights offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

Because we may terminate the rights offering at any time prior to the Expiration Date, your participation in the rights offering is not assured.

We do not intend, but have the right, to terminate the rights offering at any time prior to the Expiration Date. If we determine to terminate the rights offering, we will not have any obligation with respect to the subscription rights except to return any money received from subscribing stockholders as soon as practicable, without interest or deduction.

You will need to act promptly and carefully follow the subscription instructions, or your exercise of rights may be rejected.

Stockholders as of the Record Date who desire to subscribe for shares of common stock in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the Expiration Date. If you are a beneficial owner of shares, you must act promptly to ensure that your custodian bank, broker, dealer or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the Expiration Date. Your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your subscription rights and payment for your shares of common stock. We will not be responsible if your custodian bank, broker, dealer or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the Expiration Date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

By participating in the rights offering and executing a subscription rights certificate, you are making binding and enforceable agreements, representations and warranties to the Company.

By signing the subscription rights certificate and exercising their subscription rights, each stockholder agrees, solely with respect to such stockholder’s exercise of subscription rights in the rights offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of subscription rights, and securities issued pursuant to an exercise of subscription rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

The tax treatment of the rights offering may be treated as a taxable event to you.

We believe and intend to take the position that the distribution of the subscription rights in connection with the rights offering generally should not be a taxable event to U.S. holders of our common stock for U.S. federal income tax purposes. However, if the distribution of rights (or a series of distributions of which this distribution is one) were deemed to be a “disproportionate distribution” for U.S. federal income tax purposes, holders of our common stock may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering. Holders of our common stock are urged to consult their own tax advisors with respect to the tax consequences of the rights offering. Please see the “Material U.S. Federal Income Tax Consequences” section of this prospectus supplement for further information.

We have broad discretion in the use of the net proceeds from the rights offering and may use them in a manner that does not improve our financial performance or operating results.

We intend to use the net proceeds from the rights offering, after deducting our offering expenses, for general corporate purposes and to complete the Hisco Acquisition, in combination with our committed credit facility. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from the rights offering. See the “Use of Proceeds” section of this prospectus supplement. Although we plan to use the net proceeds from the rights offering as described, we have not designated the amount of net proceeds from the rights offering to be used for any specific purpose other than to complete the Hisco Acquisition. We will have broad discretion in the use of the net proceeds. You will be relying on the judgment of our management regarding the application of a portion of the proceeds of the rights offering. The results and effectiveness of the use of proceeds are uncertain, and we could allocate the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock.

USE OF PROCEEDS

Assuming that all offered shares of common stock in the rights offering will be sold at the subscription price to stockholders as of Record Date, we estimate that the aggregate net proceeds from the sale of the common stock, before deducting estimated offering expenses, will be approximately $100 million.

We intend to use the net proceeds of the rights offering for general corporate purposes and to complete the Hisco Acquisition, in combination with our committed credit facility. We have not determined the amount of net proceeds to be used for any specific purpose other than to complete the Hisco Acquistion, and management will retain broad discretion over the allocation of net proceeds. While we have no current agreements, commitments or understandings for any specific acquisitions other than the Hisco Acquisition at this time, we may use a portion of the net proceeds for these purposes.

DESCRIPTION OF CAPITAL STOCK

General

Our amended and restated certificate of incorporation provides that we are currently authorized to issue 35,000,000 shares of common stock and 500,000 shares of preferred stock. On May 1, 2023, there were 21,126,637 shares of our common stock outstanding and there were no shares of our preferred stock outstanding.

Common Stock

Our common stock is listed on the Nasdaq Global Select Market under symbol “DSGR.” The transfer agent and registrar for common stock is Computershare Inc., a Delaware corporation, and its fully owned subsidiary Computershare Trust Company, N.A., a national banking association.

The material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference.

Preferred Stock

Shares of preferred stock may be issued from time to time as our board of directors may determine and on such terms and for such consideration as may be fixed by the board of directors. Our board of directors may, without further action by our stockholders, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences and rights of each series, including voting rights, dividend rights and redemption and liquidation preferences.

The material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations, and does not address any tax consequences arising under any state, local or non-U.S. tax laws or any other U.S. federal tax laws, including the U.S. federal estate or gift tax laws. This discussion applies only to holders who are U.S. persons (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, holders who are dealers in securities or non-U.S. currency, non-U.S. persons, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions or broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or holders who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

This summary is of a general nature only and is not intended to constitute a complete analysis of all tax consequences relating to the receipt, exercise and expiration of the subscription rights, and the ownership and disposition of our common stock. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. This discussion neither binds nor precludes the Internal Revenue Service (“IRS”) from adopting a position contrary to, or otherwise challenging, the positions addressed in this prospectus, and we cannot assure you that such a contrary position will not be asserted successfully by the IRS or adopted by a court if the position or matter was litigated. We have not sought, and will not seek, either (i) a ruling from the IRS or (ii) an opinion from legal counsel, in either instance regarding the tax considerations discussed herein. Holders should consult their own tax advisors as to the tax consequences in their particular circumstances.

For purposes of this discussion, a “U.S. person” means a beneficial owner of subscription rights that is:

•	An individual who is a citizen or resident of the United States;

•

A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof or the District of Columbia,

•	An estate whose income is subject to U.S. federal income tax regardless of its source; or

•

A trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations promulgated under the Code (“Treasury Regulations”) to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the stock received upon exercise of the subscription right, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner and the partnership are urged to consult their own tax advisors as to the U.S. federal income tax consequences of receiving the subscription rights and exercising (or allowing to expire) the subscription rights.

This discussion does not describe all of the tax considerations which may be relevant to a particular holder’s ownership of the shares of common stock received upon exercise of the subscription rights.

EACH HOLDER OF SHARES OF OUR COMMON STOCK IS STRONGLY URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE OF THE SUBSCRIPTION RIGHTS, AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

U.S. Federal Income Tax Considerations Applicable to the Receipt of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to a holder with respect to such holder’s shares of common stock should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution.

The general rule regarding nonrecognition is subject to certain exceptions, including if receipt by a holder of subscription rights is part of a “disproportionate distribution.” A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some holders and an increase in the proportionate interest of other holders in our assets or earnings and profits. During the last 36 months, we have not made any distribution of cash or other property with respect to our stock, nor do we have any current intention of making any distributions with respect to our stock. Our common stock is our sole outstanding class of stock, and we have no current intention of issuing another class of stock or convertible debt. However, we have outstanding options and other unvested equity instruments (issued as equity awards) which could cause, under certain circumstances that cannot be predicted currently, the receipt of subscription rights pursuant to the rights offering to be part of a disproportionate distribution. The Company intends to take the position that the outstanding options and other unvested equity instruments (issued as equity awards) and their potential exercise do not cause the subscription rights issued pursuant to the rights offering to be part of a disproportionate distribution, but there can be no assurances in this regard.

Our position regarding the tax-free treatment of the receipt of subscription rights in the rights offering is not binding on the IRS or the courts, and there can be no assurance that the IRS or any applicable court would agree. If this position were finally determined to be incorrect, whether on the basis that the issuance of the subscriptions rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend on the date of the distribution to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent of the holder’s basis in shares of our common stock and thereafter as capital gain. Although no assurance can be given, it is anticipated that we will have current and accumulated earnings and profits through the end of 2023.

The following discussion assumes that the receipt by a holder of subscription rights with respect to such holder’s common stock pursuant to the rights offering is non-taxable for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

A holder’s tax basis in its subscription rights will depend on the relative fair market value of the subscription rights received by such holder and the common stock owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, in its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common stock to the subscription rights, then upon exercise of the subscription rights (and upon exercise, between the old stock and the stock received upon the exercise of the rights), the holder’s tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. If the subscription rights received by a holder have a fair market value that is less than 15% of the fair market value of the common stock owned by such holder at the time the subscription rights are distributed, the holder’s tax basis in its subscription rights will be zero unless the holder elects to allocate its adjusted tax basis in the common stock owned by such holder in the manner described in the previous sentence. The fair market value of the subscription rights on the date the subscription rights are received is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights as of that date. Therefore, you should consult with your tax advisor to determine the proper allocation of basis between the subscription rights and the shares of common stock with respect to which the subscription rights are received.

Expiration of Subscription Rights

A holder that allows the subscription rights received in the rights offering to expire will not recognize any gain or loss, and the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed will be equal to the tax basis in such common stock immediately before the receipt of the subscription rights in the rights offering.

Exercise of Subscription Rights and Holding Period

A holder will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis in the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder’s tax basis, if any, allocated to the rights as described above. The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised. Holders who exercise subscription rights after disposing of all of the shares of the common stock owned by such holder should consult with their own tax advisor regarding the allocation of tax basis.

U.S. Federal Income Tax Considerations Applicable to Our Common Shares

Distributions

Distributions with respect to shares of our common stock acquired upon exercise of subscription rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The excess will generally be treated first as a return of capital to the extent of a holder’s adjusted tax basis in its shares of our common stock, and, thereafter, as capital gain.

Dividend income received by certain non-corporate holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates for U.S. federal income tax purposes, provided that the holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to holders that are domestic corporations generally will potentially qualify for the dividends-received deduction.

Dispositions

A holder which sells or otherwise disposes of shares of common stock acquired upon exercise of subscription rights in a taxable transaction generally will recognize capital gain or loss equal to the difference between the amount realized and such holder’s adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if a holder’s holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate holder is generally taxed at preferential U.S. income tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

U.S. backup withholding (currently at a rate of 24%) is imposed upon certain distributions (or deemed distributions) to persons who fail (or are unable) to furnish the information required pursuant to U.S. information reporting requirements. Distributions (or deemed distributions or similar transactions) to a holder will generally be exempt from backup withholding, provided the holder meets applicable certification requirements, including

(i) providing us with such holder’s U.S. taxpayer identification number (e.g., an individual’s social security number or individual taxpayer identification number, or an entity’s employer identification number, each a “TIN”) or (ii) otherwise establishing an exemption (e.g., an exemption from backup withholding as a corporate payee), in each instance on a properly completed IRS Form W-9, certifying under penalties of perjury that, among others, such TIN or exemption is correct, together with such other certifications as may be required by law.

Backup withholding does not represent an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will generally be allowed as a credit against such holder’s U.S. federal income tax liability, and may entitle such holder to a refund, provided the required information and returns are timely furnished by such holder to the IRS.

AS INDICATED ABOVE, THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE VIEWED AS COMPLETE OR COMPREHENSIVE TAX ADVICE. HOLDERS RECEIVING A DISTRIBUTION OF STOCK RIGHTS CONTEMPLATED IN THE RIGHTS OFFERING AND HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK BY EXERCISING SUCH STOCK RIGHTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. LAWS TO THEM.

PLAN OF DISTRIBUTION

We are distributing subscription rights certificates and copies of this prospectus supplement to those persons who were holders of our common stock as of the Record Date, as soon as practicable after the Record Date. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation, and will not register with the Commission as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act.

Delivery of Subscription Rights

As soon as practicable after the Record Date, we will distribute the subscription rights, subscription rights certificates and copies of this prospectus supplement to individuals who owned shares of common stock as of the Record Date. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, subscription rights certificate, and subscription payment to the subscription agent at the address provided below. If sent by mail, we recommend that you send documents and payments of subscription price by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials or monies to the Company.

First Class Mail:

Computershare

Attn: Voluntary Corporate Actions, COY: LAWS

P.O. Box 43011

Providence, RI 02940-3011

Overnight Delivery:

Computershare

Attn: Voluntary Corporate Actions, COY: LAWS

150 Royall Street, Suite V

Canton, MA 02021

In the event that the rights offering is not fully subscribed, holders of subscription rights who exercise all of their rights pursuant to their subscription right will have an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the Expiration Date. The LKCM Affiliates have indicated their intent to exercise their over-subscription rights to purchase their proportion of the shares of common stock that remain unsubscribed at the Expiration Date. See “The Rights Offering—LKCM Affiliates’ Indication of Interest” section of this prospectus supplement for more information.

We have not entered into any agreements regarding stabilization activities with respect to our securities. If you have any questions, you should contact the information agent at by phone or mail as follows:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Toll Free: (888) 206-5970

We have agreed to pay the customary fees and expenses of the subscription agent in relation to the rights offering. We have agreed to pay the customary fees and expenses of Piper Sandler & Co as financial adviser in relation to the rights offering. We estimate that our total expenses in connection with the rights offering will be approximately $1.4 million.

Other than as described herein, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

LEGAL MATTERS

The validity of the rights and shares of common stock offered by this prospectus supplement has been passed upon by Mayer Brown LLP, New York, NY.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this prospectus supplement and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022.

The consolidated financial statements as of December 31, 2021 and for the year then ended incorporated by reference in this prospectus supplement and in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Lawson Products, Inc. as of December 31, 2021 and 2020 and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and its accompanying prospectus, and certain information that we will later file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we make with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the Commission and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus supplement until we sell all of the securities under this prospectus supplement. The following documents filed with the Commission are incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	the Annual Report on Form 10-K of Lawson Products, Inc. for the year ended December 31, 2021;

•	the Quarterly Report on Form 10-Q of Lawson Products, Inc. for the three months ended March 31, 2022;

•	our Current Reports on Form 8-K filed with the Commission on February 24, 2022, April 28, 2022, March 17, 2023, March 31, 2023 and May 8, 2023;

•	our definitive Proxy Statement , filed on April 6, 2023, for our Annual Meeting of Stockholders to be held on May 19, 2023; and

•

the description of the Company’s common stock set forth in the Company’s Registration Statement on Form 8-A, as filed with the Commission, including all amendments and reports filed for the purpose of updating such description.

Copies of these filings are available at no cost on our website, www.distributionsolutionsgroup.com. In addition, you may request a copy of these filings and any amendments thereto at no cost by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement at no cost. Requests should be directed to Corporate Secretary, Distribution Solutions Group, Inc., 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, telephone: (773) 304-5050.

You should rely only on the information in this prospectus supplement, its accompanying prospectus, any applicable free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and its accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act. You should rely only on the information contained in this prospectus supplement, its accompanying prospectus or incorporated by reference in them. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus supplement or any sale of securities.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings, including the registration statement and exhibits, are available to the public at the Commission’s website at http://www.sec.gov. As soon as reasonably practicable after such materials are filed with or furnished to the Commission, we make copies available to the public free of charge through our website at www.distributionsolutionsgroup.com or by calling (773) 304-5050. Information on our website is not incorporated by reference into this prospectus supplement, and you should not consider it to be a part of this prospectus supplement.

This prospectus supplement and its accompanying prospectus do not contain all of the information included in the registration statement and the amendments, exhibits and schedules thereto, in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us, our subsidiaries and the securities we are offering. Statements in this prospectus supplement and its accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the Commission at the address listed above or from the Commission’s website.

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the grant of transferable subscription rights (the “Subscription Rights”) to purchase shares of common stock, par value $1.00 per share (“Common Stock”), of Distribution Solutions Group, Inc. (the “Company”) pursuant to a rights offering (the “Rights Offering”) as described further in the Company’s Prospectus Supplement, dated May 9, 2023 (the “Prospectus Supplement”), and the accompanying base prospectus, dated April 10, 2023 (the “Base Prospectus” and collectively, with the Prospectus Supplement, the “Prospectus”), the receipt of which is hereby acknowledged.

You are hereby instructed, on the undersigned’s behalf, to exercise the Subscription Rights to purchase Common Stock with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Subscription Certificate,” as follows:

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate box if you wish to exercise subscription rights)

IF YOU WISH TO EXERCISE ALL OR A PORTION OF YOUR SUBSCRIPTION RIGHTS:

Please exercise my Subscription Rights for Common Stock pursuant to the Rights Offering, as set forth below:

1. Subscription Rights* (1 Subscription Right = 0.105 shares of Common Stock)	Number of Subscription Rights to be exercised:	Number of shares of Common Stock subscribed for under the Subscription:		Payment to be made in connection with the Common Stock subscribed for under the Subscription:
	Subscription Rights	shares of Common Stock (Subscription Rights x 0.105)	x $45.00 (price/share)	= $

2. Over-Subscription Rights**		Number of shares of Common Stock requested under the Over-Subscription Rights:		Payment to be made in connection with the shares of Common Stock requested under the Over-Subscription Rights:

		shares of Common Stock	x $45.00 (price/share)	= $
3. Totals

Total Number of Subscription Rights to be Delivered: Subscription Rights		Total Number of shares of Common Stock subscribed for and/or requested: Shares of Common Stock	Total Payment: $

*

You will receive one Subscription Right for each share of Common Stock owned as of the Record Date. For every Subscription Right held, you will be entitled to purchase 0.105 shares of Common Stock at the Subscription Price of $45.00 per share. The number of Subscription Rights to be issued to you will be rounded down to the nearest whole number and fractional shares will not be issued upon the exercise of the Subscription Rights. Accordingly, if you held 100 Subscription Rights, your Subscription Rights entitle you to purchase up to 10 shares of Common Stock. The subscription price per share of Common Stock was determined on May 8, 2023.

**

If you purchase all of the shares available to you pursuant to your Subscription Rights, you may subscribe for additional shares pursuant to your Over-Subscription Rights, if any, using the Subscription Price of $45.00 per share. See the description of the Over-Subscription Rights in the Prospectus.

IF YOU DO NOT WISH TO EXERCISE YOUR SUBSCRIPTION RIGHT:

Please DO NOT exercise my Subscription Rights for Common Stock

SECTION 2: PAYMENT

Payment in the amount of $             (the total Subscription Price) by check or wire transfer is enclosed. Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account Number:

Amount to be deducted: $                      (the total Subscription Price)

SECTION 3: SUBSCRIPTION AUTHORIZATION

I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby exercise such Subscription Rights for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay in full for the Common Stock for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus.

Signature(s) of subscriber(s):

Print Name:	Print Name:

Telephone No.:	Telephone No.:

Date:	Date:

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

References in this prospectus to “DSG,” “Company,” “we,” “our” and “us” refer to Distribution Solutions Group, Inc.

We may from time to time offer, in one or more series, separately or together, the following:

•	our common stock, $1.00 par value per share (“common stock”);

•	our preferred stock, $1.00 par value per share (“preferred stock”) in one or more series;

•	debt securities in one or more series;

•	warrants to purchase our common stock, preferred stock and/or debt securities;

•	subscription rights to purchase our common stock, preferred stock and/or debt securities; and

•	units of our common stock, preferred stock, debt securities, warrants or subscription rights, or any combination thereof.

The aggregate public offering price of the securities that we may offer through this prospectus will be up to $500,000,000.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Please read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

We may, from time to time, offer and sell these securities directly or through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on or off the Nasdaq Global Select Market, at prevailing market prices or at privately negotiated prices, on a continuous or delayed basis, or through any other means described in the “Plan of Distribution” section of this prospectus.

You should carefully read this prospectus, any prospectus supplement and the information incorporated by reference herein or therein before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “DSGR.” On March 16, 2023, the last reported sale price of our common stock was $40.32 per share on the Nasdaq Global Select Market.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission (“Commission”), as described under the caption “Risk Factors” on page 8.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No dealer, seller or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement other than those contained, or incorporated by reference, in this prospectus or any prospectus supplement, and if given or made, such information or representations must not be relied upon as having been authorized by us or any underwriter, agent or dealer. We or an authorized underwriter, agent or dealer may also furnish you with a free writing prospectus relating to the applicable securities. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

The date of this prospectus is April 10, 2023

-i-

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements set forth and incorporated by reference in this prospectus, which are not historical, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters that relate to us, our subsidiaries or our management. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance, and we undertake no obligation to update or revise, nor do we have a policy of updating or revising, any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Examples of the risks and uncertainties include, but are not limited to, the following:

•	inventory obsolescence;

•	work stoppages and other disruptions at transportation centers or shipping ports;

•	TestEquity Acquisition, LLC’s reliance on a significant supplier for a significant amount of its product inventory;

•	changes in our customers, product mix and pricing strategy;

•	disruptions of our information and communication systems;

•	cyber-attacks or other information security incidents;

•	the inability to successfully recruit, integrate and retain productive sales representatives;

•

any difficulties in integrating the business operations of TestEquity Acquisition, LLC and 301 HW Opus Holdings, Inc., which conducts business as Gexpro Services, with our legacy operations as Lawson Products, Inc., and/or the failure to successfully combine those operations within our expected timetable;

•	failure to retain talented employees, managers and executives;

•	the inability of management to successfully implement changes in operating processes;

•	the inability to successfully integrate additional acquisitions into our organization;

•	competition in the markets in which we operate;

•	potential impairment charges for goodwill and other intangible assets;

•	changes that affect governmental and other tax-supported entities;

•	our significant amount of indebtedness;

•	failure to adequately fund our operating and working capital needs through cash generated from operations and borrowings available under our credit facility;

•	failure to meet the covenant requirements of our credit facility;

•	government efforts to combat inflation, along with other interest rate pressures, could lead to higher financing costs;

•	declines in the market price of our common stock;

•	Luther King Capital Management Corporation’s significant influence over the Company in light of its ownership percentage;

•

the issuance of additional shares of our common stock in accordance with the earnout provisions of the Merger Agreements (as defined herein) to entities affiliated with Luther King Capital Management Corporation in connection with the Mergers (as defined herein);

•	violations of environmental protection regulations;

•	changes in tax matters;

•

risks arising from the international operations of TestEquity Acquisition, LLC and 301 HW Opus Holdings, Inc., which conducts business as Gexpro Services, subjecting us to new and additional legal and regulatory regimes;

•	potential limitations on our ability to use our net operating losses and certain other tax attributes generated prior to the Mergers;

•	public health emergencies, such as the COVID-19 pandemic;

•	business uncertainties as a result of the Mergers;

•	stockholder litigation relating to the Mergers;

•

TestEquity Acquisition, LLC and 301 HW Opus Holdings, Inc., which conducts business as Gexpro Services, may not have in place the financial organization, reporting and internal controls necessary for a public company;

•	a downturn in the economy or in certain sectors of the economy;

•	changes in energy costs, tariffs, transportation costs and the cost of raw materials used in our products, and other inflationary pressures;

•	supply chain constraints, inflationary pressure and labor shortages;

•	foreign currency exchange rate changes; and

•	all other factors discussed in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2022.

These and other risks and uncertainties are detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and described from time to time in the reports we file with the Commission.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission using a “shelf” registration process. Under this shelf registration process, we may sell shares of common stock, preferred stock, debt securities, warrants, subscription rights and/or units in one or more offerings, up to a total amount of $500,000,000.

This prospectus provides you with a general description of the securities we may offer under this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The Commission allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding us, our securities and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

You should read both this prospectus and the applicable prospectus supplement together with additional information from the sources described under the “Where You Can Find More Information” section of this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date subsequent to their respective dates.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

OUR BUSINESS

Effective May 5, 2022, Distribution Solutions Group, Inc., a Delaware corporation, changed its corporate name from “Lawson Products, Inc.” to “Distribution Solutions Group, Inc.” DSG is a specialty distribution company providing value-added distribution solutions to the maintenance, repair and operations (“MRO”), original equipment manufacturer (“OEM”) and industrial technology markets. DSG has three principal operating companies: Lawson Products, Inc. (“Lawson”), TestEquity Acquisition, LLC (“TestEquity”) and 301 HW Opus Holdings, Inc., conducting business as Gexpro Services (“Gexpro Services”). The complementary distribution operations of Lawson, TestEquity and Gexpro Services were combined on April 1, 2022, to create a specialty distribution company.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support, and fast, reliable delivery to be a one-stop solution provider. As of March 2023, DSG serves approximately 110,000 distinct customers in several diverse end markets supported by approximately 3,100 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

DSG was incorporated in Illinois in 1952, and reincorporated in Delaware in 1982.

Combination with TestEquity and Gexpro Services

Business Combination Background

On December 29, 2021, DSG entered into an:

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Agreement and Plan of Merger (the “TestEquity Merger Agreement”) by and among (i) LKCM TE Investors, LLC, a Delaware limited liability company (the “TestEquity Equityholder”), (ii) TestEquity Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the TestEquity Equityholder, (iii) DSG and (iv) Tide Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of DSG (“Merger Sub 1”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 1 would merge with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of DSG (the “TestEquity Merger”); and

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Agreement and Plan of Merger (the “Gexpro Services Merger Agreement” and, together with the TestEquity Merger Agreement, the “Merger Agreements”) by and among (i) 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Gexpro Services Stockholder”), (ii) 301 HW Opus Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Gexpro Services Stockholder, (iii) DSG and (iv) Gulf Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of DSG (“Merger Sub 2”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 2 would merge with and into Gexpro Services, with Gexpro Services surviving the merger as a wholly-owned subsidiary of DSG (the “Gexpro Services Merger” and, together with the TestEquity Merger, the “Mergers”).

Completion of the TestEquity Merger and the Gexpro Services Merger

On April 1, 2022, the TestEquity Merger was consummated pursuant to the TestEquity Merger Agreement. In accordance with and under the terms of the TestEquity Merger Agreement, at the closing of the TestEquity Merger, DSG: (i) issued to the TestEquity Equityholder 3,300,000 shares of DSG common stock, (ii) on behalf of TestEquity, paid certain indebtedness of TestEquity and (iii) on behalf of TestEquity, paid certain transaction expenses of TestEquity.

On April 1, 2022, the Gexpro Services Merger was consummated pursuant to the Gexpro Services Merger Agreement. In accordance with and under the terms of the Gexpro Services Merger Agreement, at the closing of the Gexpro Services Merger, DSG: (i) issued to the Gexpro Services Stockholder 7,000,000 shares of DSG common stock, (ii) on behalf of Gexpro Services, paid certain indebtedness of Gexpro Services and (iii) on behalf of Gexpro Services, paid certain specified transaction expenses of Gexpro Services.

TestEquity and Gexpro Services were treated as a combined entity as the accounting acquirer for financial reporting purposes, and DSG was identified as the accounting acquiree.

The foregoing descriptions of the TestEquity Merger, the TestEquity Merger Agreement, the Gexpro Services Merger and the Gexpro Services Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the TestEquity Merger Agreement and the Gexpro Services Merger Agreement, which were filed as Exhibit 2.1 and 2.2 respectively, to DSG’s Current Report on Form 8-K filed with the SEC on January 4, 2022 and incorporated by reference in DSG’s Annual Report on Form 10-K as its Exhibit 2.1 and 2.2 respectively. For more information about the Mergers, please refer to our Annual Report on Form 10-K for the year ended December 31, 2022.

DSG Vision and Strategic Focus

The complementary distribution operations of Lawson, TestEquity and Gexpro Services were combined for the purpose of creating a specialty distribution company enabling each of Lawson, TestEquity and Gexpro Services to maintain their respective high-touch, value-added service delivery models and customer relationships in their specialty distribution businesses under the leadership of their separate business unit management. The DSG leadership team provides oversight to the separate leadership teams of each of the operating companies. This structure enables the combined company to leverage best practices, back-office resources and technologies across the three operating companies to help drive cost synergies and efficiencies. The combined company has the ability to utilize its combined financial resources to accelerate a strategy of expansion through both business acquisitions and organic growth.

Organic Growth Strategy

We intend to grow our revenue organically and further improve our operations by exploring growth opportunities that provide different channels to reach customers, increase revenue and generate positive results. We plan to utilize our company structure to grow organic revenue by collaborative selling across our customer bases and expanding the digital capabilities across our platform.

Acquisition Strategy

In addition to organic growth, we plan to actively pursue acquisition opportunities complementary to our businesses that we believe will be financially accretive to our organization.

Human Capital Resources—General Employee Information

Our organization supports a culture of continuous improvement and emphasizes the importance of addressing the needs of our customers. We require our employees to act with integrity in every aspect of our business while encouraging them to be results driven, team oriented and progressive.

As of December 31, 2022, our combined workforce included approximately 3,100 individuals, comprised of approximately 1,646 in sales and marketing, approximately 1,189 in operation and distribution and approximately 298 in management and administration. Approximately 1,720 individuals are within Lawson, 554 are within TestEquity, 684 are within Gexpro Services, with the remaining in corporate or other non-reportable segments.

Our Three Principal Operating Companies

Lawson

Lawson is a distributor of products and services to the industrial, commercial, institutional and governmental MRO marketplace. Lawson primarily distributes MRO products to its customers through a network of sales representatives throughout the United States and Canada.

Background and Operations. Lawson delivers quality products to customers and offers them extensive product knowledge, product application expertise and Vendor Managed Inventory (“VMI”) services. Lawson competes for business primarily by offering a value-added service approach wherein highly trained sales representatives manage the product inventory for customers. The VMI model makes it less likely that customers will run out of a product while optimizing their inventory levels. Lawson ships products to its customers in all 50 U.S. states, Puerto Rico, Canada, Mexico and the Caribbean.

Strategic Focus. Lawson’s vision is to be its customers’ first choice for MRO solutions that improve their operating performance. Lawson plans to achieve its vision by working closely with customers to maintain and enhance their operations by providing them with quality products, superior service and innovative solutions, and to grow both organically and through acquisitions.

Industry and Competition. The MRO market is comprised of companies that buy and stock products in bulk and supply these products to customers on an as needed basis. The customer benefits from our knowledge and the convenience of ordering smaller quantities maintained by us.

There is a significant amount of competitive fragmentation by geography and product within the industry. We encounter competition from several national distributors and manufacturers and a large number of regional and local distributors. Some competitors have greater financial and personnel resources, handle more extensive lines of merchandise, operate larger facilities and price some merchandise more competitively than we do.

TestEquity

TestEquity is a leading distributor of test and measurement equipment and solutions, electronic production supplies and tool kits from its leading manufacturing partners. TestEquity operates primarily through five brands, TestEquity, TEquipment, Techni-Tool, Jensen Tools and Instrumex, and is focused primarily on North America with a network of sales representatives throughout the United States, Canada, Mexico and the United Kingdom.

Background and Operations. Based out of Moorpark, California, TestEquity is a large, comprehensive provider of electronic test solutions in the United States supporting the aerospace, defense, wireless and communication, semiconductors, industrial electronics and automotive, and electronics manufacturing industries. TestEquity designs, rents and sells a full line of high-quality environmental test chambers. In addition to a large array of test and measurement products, TestEquity also offers calibration, refurbishment and rental solutions and a wide array of refurbished products. TestEquity continues to benefit from electronification of products across a range of industries, including the internet of things (“IOT”), electric vehicles (“EV”) and the 5th generation mobile network (“5G”). TestEquity offers over 250,000 products and 700 manufacturer brands with overlap across the following brands.

TEquipment (acquired as Interworld Highway, LLC) is one of the top distributors for both test and measurement and electronic production supplies in the United States, with its e-commerce focused strategy, broad product range, amplified by access to core TestEquity products, and strong technical support for their customers.

Techni-Tool is one of the industry’s largest solder, soldering equipment and electronic production distributors. Techni-Tool offers a wide range of products to support electronic production as well as compliance testing. In addition to the brand specific products offered, Techni-Tool also provides VMI solutions and dedicated technical support.

Jensen Tools is a top distributor for the electronics MRO customer base. In addition to being a distributor of handheld tools from leading brands, Jensen Tools offers private label Jensen branded hand tools that have been developed over years of customer usage and manufactured to a specified and demanding tolerance level. Jensen Tools employs a dedicated team of engineering, operational and sales professionals who focus on designing and building quality tool kits for its customers.

Instrumex is a small refurbished test and measurement distributor, based in Munich Germany, with a global reach.

During the quarterly period ended September 30, 2022, the final stage of moving Techni-Tool and Jensen Tools to the TestEquity platform was completed, meaning that customers for each of these brands now have full access to the 250,000 active products across TestEquity group.

Strategic Focus. TestEquity intends to grow revenue both organically and through acquisitions and continuing to expand and improve its service offerings to its customers. In particular, TestEquity strives to improve its digital experience, with a consistent approach for all of its brands. TestEquity intends to seek to increase its market share through continued expansion of product lines and greater penetration of the e-commerce market, enabled through investment in key digital talent and leverage of the existing TestEquity and TEquipment platforms.

Industry and Competition. Across both the test and measurement and electronic production supplies businesses, the North American market is fragmented with competitors ranging from large global distributors to national and regional distributors. Some competitors have greater financial and personnel resources, handle more extensive lines of merchandise, operate larger facilities and price some merchandise more competitively than TestEquity.

Gexpro Services

Gexpro Services is a world-class global supply chain solutions provider, specializing in the development of mission critical production line management, aftermarket and field installation programs. Gexpro Services provides comprehensive supply chain management solutions, including a full technology suite offering of VMI, kitting, global logistics management, manufacturing localization and import expertise, value engineering and quality assurance. Gexpro Services’ end-to-end project management is designed to support manufacturing OEMs with their engineered material specifications, fulfillment, and quality requirements to improve their total cost of ownership. Gexpro Services has manufacturing and supply chain operations in over 31 Service Center sites across nine countries including key geographies in North America, South America, Asia, Europe, and the Middle East. Gexpro Services serves customers in six vertical markets, including renewables, industrial power, consumer and industrial, technology, transportation, and aerospace and defense.

Background and Operations. Gexpro Services was formed in November 2019 and, in February 2020, acquired the “Gexpro Services” business from French distributor Rexel S.A. via a carve-out acquisition.

As a top distributor and service provider to the OEM market, Gexpro Services has approximately 2,700 suppliers offering approximately 60,000 products. These products are inventoried and sourced through 31 locations in North America, South America, Asia, Europe and the Middle East.

Strategic Focus. Gexpro Services intends to grow organically through market share expansion primarily through new product introduction, increased sales of products and services to existing customers and expansion of its customer base. Gexpro Services believes that its services benefit its customers by helping them reduce their direct and indirect procurement costs and total cost of ownership for high volume, low value Class C parts, and that its services can help drive substantial cost savings for its customers. Additionally, Gexpro Services intends to grow its business through strategic, accretive acquisitions, and through continued improvement in service and product offerings to its customers.

Industry and Competition. Gexpro Services operates in a large, fragmented market with many competitors servicing OEMs as well as the MRO segment of the Class C product line. Competitors of Gexpro Services include large global distributors as well as national, regional and local distributors.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the “Risk Factors” section in the applicable prospectus supplement and under the “Risk Factors” sections in any of our filings with the Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, before making an investment decision. For additional information, please see the sources described under the caption “Where You Can Find More Information.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds of the securities we offer hereby. Unless the applicable prospectus supplement states otherwise, the net proceeds from the securities we sell will be added to our general corporate funds and may be used for working capital, capital expenditures, refinancing of existing indebtedness, other corporate expenses and acquisitions of products, technologies and businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. If we elect at the time of the issuance of the securities to make different or more specific uses of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus include:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	debt securities, which we may issue in one or more series; and

•	warrants to purchase our common stock, preferred stock and/or debt securities;

•	subscription rights to purchase our common stock, preferred stock and/or debt securities; and

•	units of our common stock, preferred stock, debt securities, warrants or subscription rights, or any combination thereof.

We will describe in a prospectus supplement, which we will deliver with this prospectus at the time of sale, the terms of the particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $500,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	if applicable, information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	material U.S. Federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities;

•	maturity, if any;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•	ranking, if applicable;

•	voting or other rights, if any;

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conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement; and

•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

DESCRIPTION OF EQUITY SECURITIES

DSG is a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation and our amended and restated bylaws. The following summary of the material terms, rights and preferences of our capital stock is not complete. You should read our amended and restated certificate of incorporation and our amended and restated bylaws for more complete information before you purchase any of our securities. Copies of our amended and restated certificate of incorporation and our amended and restated bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should read these documents in order to better understand the terms of our common and preferred stock.

Authorized Capitalization

Our amended and restated certificate of incorporation provides that we are currently authorized to issue 35,000,000 shares of common stock and 500,000 shares of preferred stock. On February 28, 2023, there were 19,421,570 shares of our common stock outstanding and there were no shares of our preferred stock outstanding.

Common Stock

Issuance of Common Stock

Shares of common stock may be issued from time to time as our board of directors may determine and on such terms and for such consideration as may be fixed by the board of directors.

Dividends and Rights Upon Liquidation

After the requirements with respect to preferential dividends on preferred stock, if any, are met, the holders of our outstanding common stock are entitled to receive dividends out of assets legally available at the time and in such amounts as the board of directors may from time to time determine. Our common stock is not convertible or exchangeable into other securities. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive the assets that are legally available for distribution on a pro rata basis, after payment of all of our debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. The Company does not currently pay a dividend on its common stock.

Voting Rights

The holders of the common stock are entitled to vote at all meetings of the stockholders and are entitled to cast one vote for each share of common stock held by them respectively and standing in their respective names on the books of the Company. Each stockholder is entitled to cumulative voting with respect to the election of directors, which entitles stockholders to add all of the votes they have for directors and cast such votes for any single director or distribute them among directors.

Preemptive Rights

Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Shares of our common stock are not subject to redemption.

Business Combinations

The Company’s amended and restated certificate of incorporation requires (i) the affirmative vote of holders of not less than 75% of the voting power of the Company to approve any merger, any sale of the Company or substantially all of its assets or the issuance of any securities in exchange for assets having a value equal to or greater than 5% of the assets of the Company in a transaction with a stockholder holding 10% or more of our common stock (the “10% stockholder”) and (ii) the approval of such transaction by holders of a majority of the voting power not owned by the 10% stockholder. The above requirements do not apply to (x) a transaction with respect to which the board of directors has approved a memorandum of understanding prior to the time such other entity becomes a 10% stockholder or (y) any transaction approved, prior to the consummation of such transaction, by two-thirds of the directors who are not representatives or affiliates or associates of the 10% stockholder.

Preferred Stock

Issuance of Preferred Stock

Shares of preferred stock may be issued from time to time as our board of directors may determine and on such terms and for such consideration as may be fixed by the board of directors. Our board of directors may, without further action by our stockholders, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences and rights of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends, if any, on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights, which could adversely affect the holders of shares of our common stock.

Terms

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the Commission. To the extent required, the description will include:

•	the designation of such series;

•	the dividend rights of holders of shares of such series;

•	the terms on which shares of each series may be redeemed if the shares of such series are redeemable;

•	the rights of the holders of shares of each such series upon dissolution or any distribution of assets;

•	the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of shares of each such series;

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the terms upon which the shares of each such series may be converted into or exchanged for shares of any other class or classes or of any one or more series of preferred stock if the shares of such series are to be convertible or exchangeable;

•	the voting rights, if any, of the shares of each such series; and

•	any other relative rights, preferences or limitations of shares of the series consistent with our amended and restated certificate of incorporation and applicable law.

The terms of any preferred stock we issue under this prospectus will be set forth in a certificate of designation. We will file a form of the certificate of designation as an exhibit to a filing with the Commission that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

Dividends

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders may be entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that prospectus supplement may be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

DGCL

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

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Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors, but promotes continuity of management.

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Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated certificate of incorporation and amended and restated bylaws further provide that special meetings of our stockholders may be called only by the chief executive officer, the chairman of the board, a majority of the board of directors or by the secretary of the Company upon the written request of one or more stockholders of record of the Company that have continuously held beneficial ownership of at least 25% “net long position” (as defined in our amended and restated certificate of incorporation) of the outstanding common stock for at least 30 days as of the date such written requests are delivered to the secretary of the Company. These provisions might delay the ability of our stockholders to force consideration of a proposal.

•	Advance Notice Requirements. Our amended and restated certificate of incorporation and amended and restated bylaws provide advance notice procedures for stockholders seeking to nominate directors for election at or bring business before our annual meeting of stockholders. Our amended and restated certificate of incorporation and our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice for the nomination of directors and for bringing business before the meeting, respectively. These provisions might preclude our stockholders from nominating directors or bringing business before our annual meeting of stockholders at our annual meeting of stockholders if the proper procedures are not followed.

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Business Combinations. The Company’s amended and restated certificate of incorporation requires (i) the affirmative vote of holders of not less than 75% of the voting power of the Company to approve any of (x) any merger, reorganization or consolidation of the Company, (y) any sale of the Company or substantially all of its assets or (z) the issuance of any securities in exchange for assets having a value equal to or greater than 5% of the assets of the Company, in any such transaction with a stockholder holding 10% or more of our common stock (such stockholder, the “10% stockholder”); and (ii) the approval of such transaction by holders of a majority of the voting power not owned by the 10% stockholder. The above requirements do not apply to (1) a transaction with respect to which the board of directors has approved a memorandum of understanding prior to the time such other entity becomes a 10% stockholder or (2) any transaction approved, prior to the consummation of such transaction, by two-thirds of the directors who are not representatives or affiliates or associates of the 10% stockholder. This provision might deter a potential acquirer from investing in our securities.

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Combination Proposal Considerations. When evaluating any proposal of any person (a) for a tender offer or exchange offer for any equity security of the Company, (b) to merge or consolidate the Company with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Company (any such proposal, a “Combination Proposal”), the Company’s amended and restated certificate of incorporation provides that it is proper for the board of directors to consider: (i) the best interests of the stockholders, including not only the consideration being offered in the Combination Proposal in relation to the then current market price, but also in relation to the then current value of the Company in a freely negotiated transaction and in relation to the board of directors’ estimate of the future value of the Company as an independent entity; and (ii) such other factors that the board of directors determines to be relevant, including the social, legal and economic effects of the transaction on the employees, suppliers, customers and other constituents of the Company, and the communities in which the Company operates.

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Amendment of Charter Provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation would require approval by holders of at least seventy-five percent (75%) of our then-outstanding voting power.

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Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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Choice of Forum. Our amended and restated bylaws provide that a state or federal court located within the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty by any director, officer or other employee, any action asserting a claim against us arising pursuant to the DGCL or any action asserting a claim against us that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock are Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company. The transfer agent and registrar for any preferred stock we issue will be set forth in the applicable prospectus supplement.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “DSGR.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture (such trustee, the “senior trustee”). We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture (such trustee, the “subordinated trustee”). We will file forms of these documents as exhibits to an amendment to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and the description thereof contained in the prospectus supplement. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

General

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement. We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	The title or designation;

•	Any limit on the principal amount that may be issued;

•	Whether or not we will issue the series of debt securities in global form, the terms and the depositary;

•	The maturity date;

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The annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	Whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	The terms of the subordination of any series of subordinated debt;

•	The place where payments will be payable;

•	Our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	The date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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The date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	Whether the indenture will require us to maintain any asset ratios or reserves;

•	Whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	A discussion of any material or special U.S. Federal income tax considerations applicable to the debt securities;

•	The denominations in which we will issue the series of debt securities; and

•	Any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Events of Default Under the Indenture

The following may be events of default under the indentures with respect to any series of debt securities that we may issue:

•	If we fail to pay interest when due and our failure continues for a period of thirty (30) days and the time for payment has not been extended or deferred;

•	If we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

If we fail to observe or perform any other covenant contained in the debt securities or the indentures (other than defaults under the first two bullets or related to a covenant specifically relating to another series of debt securities) and our failure continues for a specified period after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	If we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately; provided that if an event of bankruptcy, insolvency or reorganization occurs, such amounts shall automatically become due and payable without any declaration or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	The direction given by the holder is not in conflict with any law or the applicable indenture;

•	The indenture trustee may take any proper action that is not inconsistent with such direction; and

•	Subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	The holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•

The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•

The indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within sixty (60) days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	To fix any ambiguity, defect or inconsistency in the indenture; and

•	To change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	Changing the fixed maturity of the series of debt securities or any installment of principal of or interest on any series of debt securities;

•	Reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	Waive a default in the payment of principal or interest on any security;

•	Make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the security; or

•	Reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	Register the transfer or exchange of debt securities of the series;

•	Replace stolen, lost or mutilated debt securities of the series;

•	Maintain paying agencies;

•	Hold monies for payment in trust;

•	Compensate and indemnify the indenture trustee; and

•	Appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

Issue, register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	Register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check, which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Regarding the Indenture Trustee

We will name the indenture trustee for debt securities issued under the applicable indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as transfer agent and paying agent with respect to the debt securities. The indenture trustee may be removed at any time with respect to the debt securities of any series by act of the holders of a majority in principal amount of the outstanding debt securities of such series delivered to the indenture trustee and to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock or to purchase debt securities as described in this prospectus. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. The following statements with respect to the warrants are summaries of, and subject to, the detailed provisions of a warrant agreement to be entered into by the Company and a warrant agent to be selected at the time of issue (the “warrant agent”), a form of which will be filed with the SEC.

The applicable prospectus supplement will describe the terms of the warrants, including the following:

•	The offering price, if any;

•	If applicable, the number of shares of preferred stock or common stock purchasable upon exercise of each warrant and the initial price at which such shares may be purchased upon exercise;

•	If applicable, the designation, aggregate principal amount, and terms of the debt securities purchasable upon exercise of the warrants;

•	If applicable, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	The date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	Federal income tax consequences;

•	Call provisions of such warrants, if any;

•	Anti-dilution provisions of the warrants, if any;

•	Whether the warrants represented by the warrant certificates will be issued in registered or bearer form; and

•

Any additional or other terms, procedures, rights, preferences, privileges, limitations and restrictions relating to the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The shares of preferred stock or common stock issuable upon the exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to our stockholders to purchase our common stock, preferred stock or debt securities or any combination thereof, as described in this prospectus. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the subscription rights that we may offer under this prospectus. The following statements with respect to the rights are summaries of, and subject to, the detailed provisions of the subscription rights certificates or other agreements or instruments memorializing the subscription rights, the forms of which will be filed with the Commission.

The applicable prospectus supplement will describe the terms of the subscription rights, including the following:

•	the date of determining the stockholders entitled to the subscription rights distribution;

•	the aggregate number of shares of common stock, preferred stock or debt securities purchasable upon exercise of the subscription rights;

•	the exercise price;

•	the aggregate number of subscription rights issued;

•	whether the subscription rights are transferrable and the date, if any, on and after which the subscription rights may be separately transferred;

•	the date on which the right to exercise the subscription rights will commence, and the date on which the right to exercise the subscription rights will expire;

•	the method by which holders of subscription rights will be entitled to exercise the subscription rights;

•	the conditions to the completion of the offering, if any;

•	withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities, if any;

•	any applicable material U.S. Federal income tax considerations; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the subscription rights, as applicable.

Each subscription right will entitle the holder of subscription rights to purchase for cash the number of shares or principal amount, as applicable, of common stock, preferred stock or debt securities or a combination thereof, at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or debt securities, as applicable, purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The subscription rights agent, if any, for any subscription rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. Set forth below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the unit agreement and the prospectus supplement relating to the units.

The applicable prospectus supplement will describe the terms of the units, including the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any applicable material U.S. federal income tax consequences; and

•	any material provisions of the governing unit agreement that differ from those described above.

BOOK-ENTRY ISSUANCE

Unless otherwise indicated in a prospectus supplement, debt securities offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), which will act as depository, and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

DTC has advised us that it is:

•	A limited-purpose trust company organized under the New York Banking Law;

•	A “banking organization” within the meaning of the New York Banking Law;

•	A member of the Federal Reserve System;

•	A “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	A “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	Be entitled to have the securities registered in their names; or

•	Receive or be entitled to receive physical delivery of certificated securities in definitive form.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each global security (“beneficial owner”) is in turn recorded on the direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments, if any, on the securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to direct participants is DTC’s responsibility and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or, if applicable, the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, at the market offerings, block trades or a combination of these methods. We may sell the securities to or through underwriters, dealers or agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and the underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market-making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, Commission rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any overallotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed 8% of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings, including the registration statement and exhibits, are available to the public at the Commission’s website at http://www.sec.gov. As soon as reasonably practicable after such materials are filed with or furnished to the Commission, we make copies available to the public free of charge through our website at www.distributionsolutionsgroup.com or by calling (773) 304-5050. Information on our website is not incorporated by reference into this prospectus, and you should not consider it to be a part of this prospectus.

This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the Commission. For further information, we refer you to the registration statement, including its exhibits and schedules, that may be found at the Commission’s website at http://www.sec.gov. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we make with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the Commission and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus. The following documents filed with the Commission are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	the Annual Report on Form 10-K of Lawson Products, Inc. for the year ended December 31, 2021;

•	the Quarterly Report on Form 10-Q of Lawson Products, Inc. for the three months ended March 31, 2022;

•	our Current Reports on Form 8-K filed with the Commission on February 24, 2022, April 28, 2022 and March 17, 2023;

•	our definitive Proxy Statement , filed on October 18, 2022, for our Annual Meeting of Stockholders held on November 15, 2022; and

•

the description of the Company’s common stock set forth in the Company’s Registration Statement on Form 8-A, as filed with the Commission, including all amendments and reports filed for the purpose of updating such description, including any amendment or reports filed for the purpose of updating such description.

Copies of these filings are available at no cost on our website, www.distributionsolutionsgroup.com. In addition, you may request a copy of these filings and any amendments thereto at no cost by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement at no cost. Requests should be directed to Corporate Secretary, Distribution Solutions Group, Inc., 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, telephone: (773) 304-5050.

You should rely only on the information in this prospectus, any prospectus supplement, any applicable free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mayer Brown LLP, New York, New York. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022.

The consolidated financial statements as of December 31, 2021 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Lawson Products, Inc. as of December 31, 2021 and 2020 and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Subscription Rights to Purchase Up to 2,222,222 Shares of Common Stock at $45.00 Per Share

PROSPECTUS SUPPLEMENT

May 9, 2023